                                                 ASSET PURCHASE AGREEMENT

                                               Dated as of February 12, 2002

                                                           Among

                                                 EMMIS RADIO CORPORATION,

                                             EMMIS RADIO LICENSE CORPORATION,

                                               ENTERCOM COMMUNICATIONS CORP.

                                                   ENTERCOM DENVER, LLC

                                                            and

                                               ENTERCOM DENVER LICENSE, LLC

                                                  RADIO STATION KALC(FM)

                                              ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT, dated as of February 12,  2002 (this “Agreement”), among Emmis Radio
Corporation, an Indiana corporation (“Emmis Radio”), and  Emmis Radio License Corporation, a California corporation
(“Emmis License” together with Emmis Radio, the “Emmis Entities”), Entercom Communications Corp., a Pennsylvania
-
corporation (“Entercom”), Entercom Denver, LLC, a Delaware limited liability company (“Entercom Denver”) and Entercom
Denver License, LLC, a Delaware limited liability company (“Entercom Denver License,” and together with Entercom and
Entercom Denver, “Buyer”).

                                                   W I T N E S S E T H :

                  WHEREAS, Emmis Radio is engaged in the business of owning and operating Radio Broadcast Station KALC(FM)
licensed to Denver, Colorado (the “Station”);

                  WHEREAS, Emmis License holds the broadcast licenses issued by the FCC and used in the operation of the
Station; and

                  WHEREAS, the Emmis Entities desire to sell to Buyer, and Buyer desires to purchase from the Emmis
Entities, substantially all of the assets, properties and business relating to the Station, all on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among the Emmis Entities and Buyer as follows:

ARTICLE I

                                                        DEFINITIONS

Section 1.1.      Definitions.  As used in this Agreement, the following terms have the meanings specified or referred to
                  -----------
in this Section 1.1:
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                 “Administrative Violation” has the meaning specified in Section 5.9.

                  “Adjustment Date” has the meaning specified in Section 2.11.

                  “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                  “Antenna Landlord” has the meaning specified in Section 9.7(b).

                  “Antenna Lease” has the meaning specified in Section 9.1.

                  “Antenna Lease Early Termination Right” has the meaning specified in Section 9.1.

                  “Appraisal Firm” means BIA Financial Network, Inc.

                  “Asset Allocation” has the meaning specified in Section 2.10.

                  “Assignment Applications” has the meaning specified in Section 5.3(a).

                  “Assignment Opposition” has the meaning specified in Section 8.3.

                  “Assumed Liabilities” has the meaning specified in Section 2.3(a).

                  “Balance Sheet” has the meaning specified in Section 3.4.

                  “Balance Sheet Date” has the meaning specified in Section 3.4.

                  “Barter Agreements” shall mean contracts for the sale of time on the Station in exchange for programming.

                  “Business” has the meaning specified in Section 2.1.

                  “Buyer” has the meaning specified in the introductory paragraph hereof.

                  “Buyer Ancillary Agreements” has the meaning specified in Section 4.2(a).

                  “Buyer Group Member” means Buyer, its Affiliates, directors, officers, employees and agents and their respective successors and assigns.

                  “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, U.S.C.§§
9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                  “Claim Notice” has the meaning specified in Section 9.3(a).

                  “Closing” has the meaning specified in Section 2.4.

                  “Closing Date” has the meaning specified in Section 2.4.

                  “Closing Date Adjustments” has the meaning specified in Section 2.11.

                  “COBRA Coverage” has the meaning specified in Section 2.3(b).

                  “Code” means the Internal Revenue Code of 1986, as amended.

                  “Communications Act” means the Communications Act of 1934, as amended.

                  “Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                  “Earnest Money Deposit” has the meaning specified in Section 2.5.

                  “Emmis Entities” has the meaning specified in the introductory paragraph hereof.

                  “Emmis Entities Ancillary Agreements” has the meaning specified in Section 3.3(a).

                  “Emmis Group Member” means each Emmis Entity and its Affiliates, directors, officers, employees and agents and their respective successors and assigns.

                  “Emmis License” has the meaning specified in the introductory paragraph hereof.

                  “Emmis Radio” has the meaning specified in the introductory paragraph hereof.

                  “Employee Plans” has the meaning specified in Section 3.22(a).

                  “Encumbrance” means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

                  “Entercom” has the meaning specified in the introductory paragraph hereof.

                  “Entercom Denver” has the meaning specified in the introductory paragraph hereof.

                  “Entercom Denver License” has the meaning specified in the introductory paragraph hereof.

                  “Environmental Assessments” has the meaning specified in Section 5.6.

                  “Environmental Conditions” means the state of the environment, including natural resources (e.g. flora and fauna), soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air.

                  “Environmental Laws” means all applicable foreign, federal, state, district and local laws, all applicable rules, policy statements and regulations promulgated thereunder, and all applicable orders, consent decrees, judgments, governmental notices, permits and governmental demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of Hazardous Materials.  Environmental Laws shall include, without limitation, CERCLA, as amended, RCRA, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Clean
Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any Governmental Body that are enacted and currently in effect.

                  “Environmental Reports” means any and all written analyses, summaries or explanations, known by, and identified in the environmental records of, the Emmis Entities of (i) any Environmental Conditions in, on or about the current or former properties of the Emmis Entities or (ii) the Emmis Entities' compliance with, or liability under, any
Environmental Laws.

                  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

                  “ERISA Affiliate” means any person which is (or at any relevant time was) a member of a controlled group of corporations within the meaning of Code Section 414(b), any trade or business which is under common control within the meaning of Code Section 414(c), and any affiliated service group, within the meaning of Code Section 414(m) or (o), of which either of the Emmis Entities is (or at any relevant time was) a member.

                  “Escrow Account” has the meaning specified in Section 2.5.

                  “Escrow Agent” has the meaning specified in Section 2.5.

                  “Escrow Agreement” means the Escrow Agreement to be executed and delivered by the Emmis Entities, Buyer and the Escrow Agent contemporaneously with the execution and delivery of this Agreement.

                  “Event of Loss” has the meaning specified in Section 11.13(a).

                  “Excluded Assets” has the meaning specified in Section 2.2.

                  “Excluded Liabilities” has the meaning specified in Section 2.3(b).

                  “Expense” means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

                  “FAA” means the Federal Aviation Administration.

                  “FCC” means the Federal Communications Commission.

                  “FCC Consent” means action by the FCC granting its consent to the assignment to Buyer (or Affiliates of
Buyer) of the Station Licenses as contemplated by this Agreement pursuant to appropriate applications filed by the parties with the FCC.

                  “Final Order” means an order or action of the FCC that, by reason of expiration of time or exhaustion of remedies, is no longer subject to administrative or judicial reconsideration or review in the normal course.

                  “GAAP” means generally accepted accounting principles in the United States on the date of this Agreement.

                  “Governmental Body” means any foreign, federal, state, local or other governmental authority or regulatory body.

                  “Governmental Permits” has the meaning specified in Section 3.9(a).

                  “Hazardous Materials” means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, infectious, radioactive or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws but excluding materials occurring naturally at or about any facility.  By way of example only, the term Hazardous Materials includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, acids, metals, solvents and waste waters.

                  “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  “Indemnified Party” has the meaning specified in Section 9.3(a).

                  “Indemnitor” has the meaning specified in Section 9.3(a).

                  “Intellectual Property” has the meaning specified in Section 3.13(a).

                  “Knowledge of Buyer” means, as to a particular matter, the actual knowledge of the following persons:
the President of Buyer, the Chief Financial Officer of Buyer, the Treasurer of Buyer, the Chief Human Resources Officer
of Buyer, the General Counsel of Buyer, the Director of Engineering of Buyer and the Controller of Buyer.

                  “Knowledge of the Emmis Entities” means, as to a particular matter, the actual knowledge of the
President, Chief Financial Officer, General Counsel, Treasurer, Secretary, Director of Engineering and Human Resources
Director of each Emmis Entity, and the General Manager, the Chief Engineer and General Sales Manager of the Station.

                  “Letter Agreement” has the meaning specified in Section 4.7.

                  “Liability” means any and all claims, debts, liabilities, obligations and commitments of any nature whatsoever, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, whenever or however arising (including those arising out of any contract or tort, whether based o negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

                  “Loss” means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

                  “Material Adverse Effect” means a material adverse effect on the business, operations, or financial condition of the Station, the Business or the Purchased Assets, or any event or condition which would, with the passage of time, constitute such a “material adverse effect,” other than changes relating to generally applicable economic conditions or the radio broadcasting industry in general.

                  “Material Station Agreements” has the meaning specified in Section 5.5.

                  “OSHA” means the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., any amendment thereto, any successor statute, and any regulations promulgated thereunder.

                  “Other Station” means Radio Broadcast Station KXPX(FM).

                  “Payment Date” has the meaning specified in Section 2.11.

                  “Permitted Encumbrance” means (a) liens for Taxes, assessments or other governmental charges which are not yet due and payable, (b) liens for mechanics, materialmen's and similar encumbrances with respect to any amounts not yet due and payable, and (c) Encumbrances securing payments under the Personal Property Leases set forth in Schedule 3.12.
                                                                                                            -------------

                  “Person” means any person, employee, individual, corporation, limited liability company, partnership, trust, or any other non-governmental entity or any governmental or regulatory authority or body.

                  “Personal Property” has the meaning specified in Section 3.11.

                  “Personal Property Leases” has the meaning specified in Section 3.12.

                  “Proposed Acquisition Transaction” has the meaning specified in Section 5.13.

                  “Public Filings” has the meaning specified in Section 6.5.

                  “Purchased Assets” has the meaning specified in Section 2.1.

                  “Purchase Price” has the meaning specified in Section 2.6.

                  “RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., and any successor statute, and any regulations promulgated thereunder.

                  “Real Property” has the meaning specified in Section 3.10(a).

                  “Real Property Leases” has the meaning specified in Section 3.10(c).

                  “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

                  “Required Consent” has the meaning specified in Section 8.6.

                  “Requirements of Law” means any foreign, federal, state or local law, rule or regulation, Governmental
Permit or other binding determination of any Governmental Body.

                  “Shared Assets” means the assets and rights shared with the Other Station as of the date hereof which, pursuant to the terms and provisions of this Agreement, the TBA or the disclosure schedules attached hereto, are identified as assets or rights shared with the Other Station.

                  “Specified Event” has the meaning specified in Section 11.13(b).

                  “Split Contract” means those Shared Assets consisting of the Station Agreements described in Item 2 of
Schedule 3.18.
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                  “Station” has the meaning specified in the first recital hereof.

                  “Station Agreements” has the meaning specified in Section 3.19.

                  “Station Licenses” has the meaning specified in Section 2.1(b).

                  “Tax” means any federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

                  “TBA” means the Time Brokerage Agreement to be executed and delivered by Emmis Radio and Entercom Denver contemporaneously with the execution and delivery of this Agreement.

                  “TBA Effective Date” means the “Effective Date” of the TBA as defined in Section 2.2 of the TBA.

                  “Threshold Amount” has the meaning specified in Section 9.1.

                  “Time Sales Agreements” shall mean contracts for the sale of time on the Station for cash.

                  “Trade Agreements” shall mean contracts for the sale of time on the Station in exchange for merchandise or services used or useful for the benefit of the Station, excluding Barter Agreements.

                  “Tribune Entities” has the meaning specified in Section 4.7.

                  “Transferred Employees” has the meaning specified in Section 6.2(a).

ARTICLE II

                                           PURCHASE AND SALE OF PURCHASED ASSETS

Section 2.1.      Purchase and Sale of Purchased Assets.  Upon the terms and subject to the conditions of this Agreement,
                  -------------------------------------
on the Closing Date, the Emmis Entities shall sell, transfer, assign, convey and deliver to Buyer and the Buyer shall purchase from the Emmis Entities, free and clear of all Encumbrances (except for Permitted Encumbrances), all of the assets, properties and business (excepting only the Excluded Assets) of every kind and description, wherever located, real, personal or mixed, tangible or intangible, relating to the Station or the business of the Station (the “Business”)
as the same shall exist on the Closing Date (herein collectively referred to as the “Purchased Assets”), including, without limitation, all right, title and interest of the Emmis Entities in, to and under:

(a)      All receivables due to the Station pursuant to the Trade Agreements and accounts receivable generated by the
Business for periods commencing on the TBA Effective Date and continuing as long as the TBA is in effect, but excluding any amounts payable by Buyer to Emmis Radio in accordance with the TBA;

(b)      All licenses, permits and other authorizations issued by the FCC for the operation of the Station, including, but not limited to, those listed on Schedule 3.9(b) (the “Station Licenses”), all licenses, permits, permissions and other
                                ---------------
authorizations issued by any other governmental agencies to the Emmis Entities for the operation of the Station, the right to use the Station's call letters, and all applications for modification, extension or renewal thereof, and any pending applications for any new licenses, permits, permissions or authorizations pending on the Closing Date, including, but not limited to, those listed on Schedule 3.9(b).
                                    ---------------

(c)      The Real Property Leases and any option, right or contract to purchase, lease, possess or occupy real property described in Schedule 3.10(c);
             ----------------

(d)      All machinery, equipment (including computers and office equipment), auxiliary and translator facilities, transmitting towers, transmitters, broadcast equipment, antennae, supplies, inventory (including all programs, records, tapes, recordings, compact discs, cassettes, spare parts and equipment), advertising and promotional materials, engineering plans, records and data, vehicles, furniture and other personal property owned by the Emmis Entities used in or relating to the Station or the Business, including, without limitation, the items listed or referred to in
Schedule 3.11, but excluding any such property disposed of by the Emmis Entities or Buyer, between the date hereof and the
-------------
Closing Date in accordance with the terms of this Agreement and the TBA;

(e)      The Personal Property Leases and the personal property leased thereunder listed in Schedule 3.12;
                                                                                            -------------

(f)      The trademarks, trade names (including the right to use the trade name “KALC”), service marks and copyrights (and all goodwill associated therewith), registered or unregistered, relating to the Station or the Business, and the applications for registration thereof and the patents and applications therefor and the licenses relating to any of the foregoing including, without limitation, the items listed in Schedule 3.13(a);
                                                             ----------------

(g)      (i) All contracts for the sale of broadcast time for advertising or other purposes on the Station made in the ordinary course of the Business and consistent with past practice, (ii) the contracts, agreements or understandings listed or described in Schedule 3.18 and designated on such Schedule as an “Assumed Contract” and (iii) any other
                       -------------
contract, agreement or understanding (evidenced in writing) entered into by an Emmis Entity in respect of the Business which (A) is of the nature described in subsection (b), (c) or (f) of Section 3.18 but which, by virtue of its specific
                                                                      ------------
terms, is not required to be listed in Schedule 3.18 or (B) is entered into after the date hereof consistent with the
                                       -------------
provisions of Section 5.4(c) of this Agreement or by or at the direction of Buyer in accordance with the terms of the TBA;
              --------------

(h)      All advertising customer lists, mailing lists, processes, trade secrets, know-how and other proprietary or confidential information used in or relating to the Business, the Purchased Assets or the Station;

(i)      All rights, claims or causes of action of the Emmis Entities against third parties arising under warranties from manufacturers, vendors and others in connection with the Purchased Assets, the Station or the Business;

(j)      All prepaid rentals and other prepaid expenses (except for prepaid insurance) arising from payments made by either Emmis Entity to the extent relating to the operation of the Business prior to the Closing Date for goods or services to be received on and after the Closing Date, to the extent the Emmis Entities receive a credit therefor under
Section 2.11;
------------

(k)      All jingles, slogans, commercials and other promotional materials used in or relating to the Station or the
Business;

(l)      All books and records (including all computer programs used primarily in connection with the operation of the
Business, the Purchased Assets or the Station) of the Emmis Entities relating to the assets, properties, business and operations of the Business, the Purchased Assets or the Station including, without limitation, all files, logs, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports and sales correspondence, but excluding any books and records (including computer programs) relating to a business of the Emmis Entities unrelated to the Business, the Purchased Assets or the Station; and

(m)      All other assets or properties not referred to above which are reflected on the Balance Sheet or acquired by either Emmis Entity in the ordinary course of the Business after the Balance Sheet Date but prior to Closing, except
(i) any such assets or properties disposed of after the Balance Sheet Date in the ordinary course of the Business consistent with the terms of this Agreement and the TBA, and (ii) Excluded Assets.

Section 2.2.      Excluded Assets.  Notwithstanding the foregoing, the Purchased Assets shall not include the following
                  ---------------
(herein referred to as the “Excluded Assets”):

(a)      All cash and cash equivalents (including any marketable securities or certificates of deposit) of the Emmis
Entities;

(b)      All claims, rights and interests of the Emmis Entities in and to any refunds for federal, state or local franchise, income or other Taxes for periods prior to the Closing Date (subject to claims of Buyer for proration of property and other Taxes or fees of any nature whatsoever under this Agreement and the TBA);

(c)      Any rights, claims or causes of action of the Emmis Entities against third parties except to the extent relating to the assets, properties, business or operations of the Business, the Purchased Assets or the Station;

(d)      All bonds held, contracts or policies of insurance and prepaid insurance with respect to such contracts or policies;

(e)      Each Emmis Entity's corporate seal, corporate minute books, stock record books, corporate records relating to incorporation, corporate Tax returns and related documents and supporting work papers and any other records and returns relating to Taxes, assessments and similar governmental levies (other than real and personal property Taxes, assessments and levies imposed on the Purchased Assets);

(f)      All bids from other parties in connection with the sale or transfer of the Station;

(g)      The contracts, agreements or understandings of the Emmis Entities, pursuant to Section 3.18, which are required
                                                                                        ------------
to be listed, but are not listed on Schedule 3.18; the contracts, agreements or understandings of the Emmis Entities
                                    -------------
listed in Schedule 3.18 and designated on such Schedule as a “Contract Not Assumed”; and any contract, agreement or
          -------------
understanding listed on Schedule 3.18 which has expired prior to the Closing Date;
                        -------------

(h)      Any trade name, trademarks, service marks or logos using or incorporating the name “Emmis” or the Emmis “e” logo;

(i)      All records and documents relating to Excluded Assets or to liabilities other than Assumed Liabilities and not relating to the Business, the Purchased Assets, the Station or the Assumed Liabilities;

(j)      All trusts, trust assets, trust accounts, reserves, insurance policies, or other assets, including, but not limited to, those listed in Schedule 3.22 and relating to employees or to funding the employee benefit plans, agreements
                            -------------
or arrangements sponsored, maintained, contributed to, or administered by either Emmis Entity;

(k)      Any rights of or payment due to either Emmis Entity under or pursuant to this Agreement, the TBA or the other agreements with Buyer contemplated hereby;

(l)      All accounts receivable arising out of the operation of the Business for periods prior to the TBA Effective Date;
and

                  (m)      The portion of the Shared Assets which,  as identified and provided in the TBA or the disclosure schedules attached hereto, are to be retained by the Emmis Entities or transferred to the purchaser of the Other Station.

Section 2.3.      Assumption of Liabilities.
                  -------------------------

(a)      Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Buyer shall deliver to the
Emmis Entities an undertaking and assumption, in a form reasonably acceptable to the Emmis Entities and Buyer and consistent with this Agreement, pursuant to which Buyer shall assume and be obligated for, and shall agree to pay, perform and discharge in accordance with their terms, the following obligations and liabilities of the Emmis Entities
(except to the extent such obligations and liabilities constitute Excluded Liabilities):

(i)      All liabilities and obligations under Environmental Laws related to, associated with or arising out of, in each case provided that the condition giving rise to such liability or obligation did not exist prior to the
                  Closing Date, (A) the occupancy, operation, use or control of any of the Real Property listed or described in Schedule 3.10(a) on or after the Closing Date or (B) the operation of the Business by Buyer
                               ----------------
                  on or after the Closing Date, including, without limitation, any Release or storage of any Hazardous
                  Materials on, at or from (1) any such real property (including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder) or any conditions whatsoever on, under or in such real property or (2) any real property or facility owned by a third party at which Hazardous Materials generated by the Business were sent on or after the Closing Date, but excluding all liabilities and obligations arising out of or caused by either Emmis Entity's actions;

(ii)     All liabilities and obligations arising under the Real Property Leases, Personal Property Leases, and all other agreements and contracts assigned and transferred to Buyer at Closing in accordance with this Agreement to the extent such liabilities and obligations have not already been assumed in accordance with the terms of the TBA and to the extent such obligations arise during and relate to any period on or after the Closing Date;

(iii)    All liabilities and obligations that arise with respect to events occurring on and after the Closing Date relating to operation of the Station and the Business and ownership of the Purchased Assets; and

(iv)     Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 2.3(a) or in
                                                                                                --------------
                  Section 2.3(b) or elsewhere in this Agreement, those liabilities of the Emmis Entities to the extent,
                  --------------
                  and only to the extent, the amount thereof is included as a credit to Buyer in calculating the Closing
                  Date Adjustments as ultimately determined pursuant to Section 2.11.
                                                                        ------------

                  All of the foregoing to be assumed by Buyer hereunder are referred to herein as the “Assumed
Liabilities.”

(b)      Buyer shall not assume or be obligated for any of, and the Emmis Entities shall solely retain, pay, perform, defend and discharge all of, their respective liabilities or obligations of any and every kind whatsoever, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer under Section 2.3(a) and,
                                                                                         --------------
notwithstanding anything to the contrary in Section 2.3(a) (except Section 2.3(a)(iv)), including, without limitation
                                            --------------         -------------------
(herein referred to as “Excluded Liabilities”):

(i)      All liabilities and obligations of either or both of the Emmis Entities to be paid or performed and arising before the Closing Date in connection with the operation of the Station and the Business and the ownership of the Purchased Assets other than those obligations assumed by Buyer in connection with the
                  TBA;

(ii)     Any foreign, federal, state, county or local income Taxes which arise from the operation of the Station or the
                  Business or the ownership of the Purchased Assets prior to the Closing Date;

(iii)    Any liability or obligation of either or both of the Emmis Entities in respect of indebtedness for borrowed money or any intercompany payable of either or both of the Emmis Entities or any of their Affiliates;

(iv)     All liabilities and obligations under Environmental Laws related to, associated with or arising out of (A) the occupancy, operation, use or control of any of the Real Property listed or described in Schedule 3.10(a)
                                                                                                          ----------------
                  prior to the Closing Date or (B) the operation of the Business prior to the Closing Date, in each case existing or the condition precedent thereto existing prior to the Closing Date, including, without limitation, any Release or storage of any Hazardous Materials prior to the Closing Date on, at or from
                  (1) any such real property (including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder) or any conditions whatsoever on, under or in such real property or (2) any real property or facility owned by a third party at which Hazardous Materials generated by the Business were sent prior to the Closing Date;

(v)      Any liabilities or obligations, whenever arising (i) related to, associated with or arising out of any pension, profit sharing, or welfare employee benefit plan or other employee benefit plan, program or arrangement of the Emmis Entities providing any of the benefits described in 3(1) or 3(2) of ERISA, or providing any employment, consulting, severance, vacation, retirement, post-retirement, bonus, stay bonus, deferred compensation, incentive compensation, stock ownership, stock options, stock appreciation rights, stock purchase rights, phantom stock rights, insurance, worker's compensation, disability, unemployment, medical, or other benefit; and (ii) relating to any current, former or retired employees, including but not limited to those plans, programs or arrangements listed in Schedule 3.22 and the obligation to
                                                                                 -------------
                  provide continuation coverage as defined in Section 4980B of the Code (“COBRA Coverage”) to any employee of either Emmis Entity arising prior to Closing;

(vi)     Any costs and expenses incurred by either or both of the Emmis Entities incident to its negotiation and preparation of this Agreement or the TBA and its or their performance and compliance with the agreements and conditions contained herein or therein;

(vii)    Any of either or both of the Emmis Entities' liabilities or obligations under this Agreement, the TBA or the
                  Emmis Entities Ancillary Agreements;

(viii)   Any liabilities or obligations of either or both of the Emmis Entities to be paid or performed on or after the
                  Closing Date in connection with the operation of the Station and the Business and the ownership of the
                  Purchased Assets, to the extent such liabilities and obligations, but for a breach or default by either
                  Emmis Entity, would have been paid, performed or otherwise discharged prior to the Closing Date or to the extent the same arise out of any such breach or default (unless such breach or default is caused by
                  Buyer's action or failure to perform as required under the TBA);

(ix)     Any of either or both of the Emmis Entities' liabilities or obligations relating to the Excluded Assets;

(x)      Any liabilities or obligations of either or both of the Emmis Entities arising out of or relating to the employment of employees or independent contractors of the Station or the Business before and upon the
                  Closing, including, without limitation, accrued salary, payroll and wages, accrued sick pay, accrued commissions, accrued “comp” time, accrued vacation time, and the proper classification of individuals providing services to either Emmis Entity as independent contractors or as employees, as the case may be;

(xi)     Any obligations or liabilities relating to or arising out of any claims or pending litigation proceedings to the extent based on events occurring prior to Closing;

(xii)    Any obligations or liabilities relating to the employment prior to or upon Closing by either or both of the Emmis
                  Entities, and/or termination prior to or upon Closing by either or both of the Emmis Entities, of employees employed at the Station or in connection with the Business; and

(xiii)   Any obligations or liabilities arising out of or in connection with any contracts of either of the Emmis Entities not required to be assumed by Buyer under this Agreement or the TBA.

Section 2.4.      Closing Date.  The purchase and sale of the Purchased Assets provided for in Section 2.1 (the “Closing”)
                  ------------                                                                 -----------
shall be consummated at 10:00 A.M., local time, on a date agreed upon by Emmis Radio and Buyer, occurring within 10 days after the conditions set forth in Articles VII and VIII are satisfied or, if permissible, waived or such other date, as
                                  ------------     ----
may be agreed upon by Emmis Radio and Buyer, at the offices of Bose McKinney & Evans LLP, 2700 First Indiana Plaza, 135
North Pennsylvania Street, Indianapolis, Indiana  46204, provided, that in no event shall the Closing take place any
                                                         --------
earlier than the third (3rd) business day after the expiration of any cure period which has commenced after the giving of written notice of a breach of any representation or warranty as provided in Section 10.1(a), or at such other place or at
                                                                            ---------------
such other time as shall be agreed upon by Emmis Radio and Buyer (such date and time being hereinafter called the
“Closing Date”).

Section 2.5.      Earnest Money.  Within two (2) business days after the execution and delivery of this Agreement, Buyer
                  -------------
shall deposit Eight Million Eight Hundred Thousand Dollars ($8,800,000) (the “Earnest Money Deposit”), in an escrow account (the “Escrow Account”) with Bank One Trust Company, National Association (the “Escrow Agent”) in accordance with the escrow agreement to be executed contemporaneously with this Agreement by and among the Emmis Entities, Buyer and the
Escrow Agent (the “Escrow Agreement”), in a form reasonably acceptable to the parties thereto.  The Earnest Money Deposit shall be held and disbursed in accordance with the terms of the Escrow Agreement and the provisions of this Section 2.5.
                                                                                                            -----------

(a)      At the Closing, the Emmis Entities and Buyer shall jointly instruct the Escrow Agent to disburse the Earnest
Money Deposit held by the Escrow Agent pursuant to the Escrow Agreement to Buyer, together with all interest and other earnings on the Earnest Money Deposit not previously distributed to Buyer.

(b)      If this Agreement is terminated pursuant to Sections 10.1(a)(i), (iii), (iv), (v), (vi), (vii), (viii), (ix) or
                                                     -------------------  -----  ----  ---  ----  -----  -----   ----
(x) and Section 2.5(c) does not apply, the Emmis Entities and Buyer shall jointly instruct the Escrow Agent to disburse
---     --------------
the Earnest Money Deposit held by the Escrow Agent pursuant to the Escrow Agreement to Buyer, together with all interest and other earnings on the Earnest Money Deposit not previously distributed to Buyer.

(c)      If this Agreement is terminated pursuant to Section 10.1(a)(ii), the Emmis Entities and Buyer shall jointly
                                                     -------------------
instruct the Escrow Agent (i) to disburse the Earnest Money Deposit held by the Escrow Agent pursuant to the Escrow
Agreement to the Emmis Entities, and (ii) to disburse to Buyer all interest and other earnings on the Earnest Money
Deposit not previously distributed to Buyer.

Section 2.6.      Purchase Price.  The purchase price for the Purchased Assets shall be equal to Eighty-Eight Million
                  --------------
Dollars ($88,000,000), as adjusted pursuant to Sections 2.11 and 11.13(a)(i) (the “Purchase Price”).
                                               -------------     -----------

Section 2.7.      Payment of Purchase Price.  The payment of the Purchase Price shall be made by bank wire transfer of
                  -------------------------
immediately available funds to such bank account or accounts designated by the Emmis Entities for such purpose not less than three (3) business days before the date such payment is required to be made.

Section 2.8.      Closing Date Deliveries.
                  -----------------------

(a)      On the Closing Date, the Emmis Entities shall execute and deliver or cause to be delivered to Buyer (i) a bill of sale and assignments, in a form reasonably acceptable to Buyer, conveying all of the Purchased Assets, (ii) all of the documents and instruments required to be delivered by the Emmis Entities pursuant to Article VIII, (iii) copies of the
                                                                                     ------------
certificates or articles of incorporation of the Emmis Entities, each certified as of a recent date by the Secretaries of
State of the state of their incorporation, (iv) certificates of good standing of the Emmis Entities, each issued as of a recent date by the Secretaries of State of their state of incorporation and the Secretary of State of the State of
Colorado (solely as to Emmis Radio), (v) a certificate of the secretary or assistant secretary of each of the Emmis
Entities as to the resolutions of its board of directors and stockholders (if applicable) authorizing the execution and delivery of this Agreement and the transactions contemplated hereby and the incumbency and signatures of its officers executing this Agreement and any the Emmis Entities Ancillary Agreement, (vi) an opinion of the Emmis Entities' legal and communications counsel, dated as of the Closing Date, in the form attached hereto as Exhibit A-1 and Exhibit A-2, (vii) a
                                                                                     -----------     -----------
certification of non-foreign status, in form and substance reasonably satisfactory to Buyer, in accordance with Treas.
Reg. § 1.1445-2(b), and (viii) payoff letters together with copies of UCC-3 termination statements executed by the Emmis
Entities senior and subordinated lenders, such payoff letters including commitments to file the UCC-3 termination statements following receipt of the payoff amounts as soon as practicable following the Closing and such other documents and instruments as may be reasonably necessary to evidence that the Purchased Assets at Closing are free and clear of all
Encumbrances other than Permitted Encumbrances.

(b)      On the Closing Date, Buyer shall deliver or cause to be delivered to the Emmis Entities the Purchase Price, payable in the manner described in Section 2.7, and execute and deliver (i) all of the documents and instruments required
                                   -----------
to be delivered by the Buyer pursuant to Article VII, (ii) copies of the charter or certificate of formation, as
                                         -----------
applicable, of each entity constituting Buyer, certified as of a recent date by the secretary of state of its state of incorporation or formation, as applicable, (iii) a certificate of good standing of each entity constituting Buyer, issued as of a recent date by the secretary of state of the state of its incorporation or formation, as applicable, (iv) a certificate of the secretary or assistant secretary of Buyer as to the resolutions of its member(s) or board of directors and stockholders (as applicable) authorizing the execution and delivery of this Agreement and the transactions contemplated hereby and the incumbency and signatures of its officers executing this Agreement and any Buyer Ancillary
Agreement, (v) the undertaking and assumption described in Section 2.3(a), (vi) a certification of non-foreign status, in
                                                           --------------
form and substance reasonably satisfactory to the Emmis Entities, in accordance with Treas. Reg. § 1.1445-2(b), and (vi)
an opinion of the Buyer's legal counsel, dated as of the Closing Date, in the form attached hereto as Exhibit B-1.
                                                                                                      -----------
Section 2.9.      Further Assurances.
                  ------------------

(a)      On the Closing Date, the Emmis Entities shall (i) deliver to Buyer such other bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of the Emmis Entities in, to or under any or all of the Purchased Assets and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets.  From time to time following the Closing, the Emmis Entities shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as
Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in,
Buyer and put Buyer in possession of, any part of the Purchased Assets.  Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

(b)      On the Closing Date, Buyer shall deliver to the Emmis Entities such other undertakings and assumptions and other good and sufficient instruments of conveyance, transfer and assumption as the Emmis Entities may reasonably request or as may be otherwise reasonably necessary to evidence Buyer's assumption of and obligation to pay, perform and discharge the
Assumed Liabilities.  From time to time following the Closing, Buyer shall execute and deliver, or cause to be executed and delivered, to the Emmis Entities such other undertakings and assumptions as the Emmis Entities may reasonably request or as may be otherwise necessary to more effectively evidence Buyer's assumption of and obligation to pay, perform and discharge the Assumed Liabilities.

Section 2.10.     Allocation.  The Purchase Price shall be allocated among the Assets as provided in this Section (the
                  ----------
“Asset Allocation”).  The Emmis Entities and Buyer shall use good faith efforts to agree upon, prior to Closing, an allocation of the Purchase Price among the Purchased Assets which, if agreed upon within sixty (60) days after the date hereof, will be incorporated in a schedule to be executed by the parties prior to or at Closing.  If the Emmis Entities and Buyer are unable to so agree, the Emmis Entities and Buyer shall then promptly retain the Appraisal Firm to appraise the classes of the Purchased Assets.  The Appraisal Firm shall be instructed to perform an appraisal of the classes of
Purchased Assets and to deliver a report to the Emmis Entities and Buyer as soon as reasonably practicable.  Buyer and the Emmis Entities shall bear equally the fees, costs and expenses of the Appraisal Firm.  The Emmis Entities shall use reasonable efforts to make available to Buyer and the Appraisal Firm copies of any appraisals prepared in connection with the Emmis Entities' acquisition of the Station.  Each party shall prepare IRS Form 8594 allocating the Purchase Price in accordance with Section 1060 of the Code and in accordance with the Asset Allocation, and shall forward it within ninety
(90) days after the Closing Date to the other party for their approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Buyer and the Emmis Entities shall each file with their respective Federal income tax return for the tax year in which the Closing occurs, IRS Form 8594 containing the information agreed upon by the parties pursuant to the immediately preceding sentence.  Buyer agrees to report the purchase of the Purchased Assets, and the
Emmis Entities agree to report the sale of the Assets on their respective tax returns in a manner consistent with the information agreed upon by the parties pursuant to this Section and contained in its respective IRS Form 8594.  Each party shall provide the other party with a copy of its IRS Form 8594 as filed with the Internal Revenue Service.
Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 2.10 shall survive the Closing
                                                                                   ------------
for the full period of any applicable statute of limitations plus sixty (60) days.

Section 2.11.     Prorations and Adjustments.  Except as otherwise provided in the TBA, the operation of the Station and
                  --------------------------
the income and normal operating expenses, attributable thereto through 11:59 p.m. on the day prior to the Closing Date
(the “Adjustment Date”) shall be for the account of the Emmis Entities and thereafter for the account of Buyer including, but not limited to, expenses and income or benefit for or resulting from goods or services received by the Business, real and personal property taxes and assessments, power and utilities charges, and rents and similar prepaid and deferred items (the “Closing Date Adjustments”).  All special assessments and similar charges or liens imposed against the
Purchased Assets in respect of any period of time through the Adjustment Date, whether payable in installments or otherwise, shall be the responsibility of the Emmis Entities, and amounts with respect to such special assessments, charges or liens in respect of any period of time after the Adjustment Date shall be the responsibility of Buyer, and such charges shall be adjusted as required hereunder.  Without limiting the generality of the foregoing, (a) the Emmis
Entities shall receive a credit for the unapplied portion, as of the Adjustment Date, of the security deposits made by the Emmis Entities under those Station Agreements assumed by Buyer at Closing in accordance with Section 2.3(a); and (b)
                                                                                                 --------------
with respect to each vacation or portion thereof earned but not taken before the Adjustment Date by each Transferred
Employee hired by Buyer, Buyer shall receive a credit equal to the compensation equivalent thereof plus payroll and unemployment taxes thereon.  To the extent not inconsistent with the express provisions of this Agreement, the Closing
Date Adjustments shall be made in accordance with GAAP.  Three (3) days prior to the Closing Date, Buyer shall estimate all apportionments pursuant to this Section 2.11 and shall deliver a statement of its estimates to the Emmis Entities
                                    ------------
(which statement shall set forth in reasonable detail the basis for those estimates).  At the Closing, Buyer shall pay to the Emmis Entities, or the Emmis Entities shall pay to Buyer, as the case may be (as an adjustment to the Purchase
Price), the net amount due as a result of the estimated apportionments.  Within sixty (60) days after the Closing (the
“Payment Date”), the Emmis Entities shall deliver to Buyer a statement of any adjustments to Buyer's estimate of the apportionments, and Buyer shall pay to the Emmis Entities, or the Emmis Entities shall pay to Buyer, as the case may be, any amount due as a result of the adjustment; provided, however, if Buyer disputes the Emmis Entities' determinations, or
                                              --------  -------
if at any time after delivery of the Emmis Entities' statement of determinations, Buyer or the Emmis Entities determine that any item included in the apportionments is inaccurate, or that an additional item should be included in the apportionments, the parties shall confer with regard to the matter and an appropriate adjustment and payment shall be made as agreed upon by the parties (or, if they are unable to resolve the matter, they shall engage
PriceWaterhouseCoopers LLP to resolve the matter, whose decision on the matter shall be binding and whose fees and expenses shall be borne equally by the parties).  If the amount of Taxes which are to be prorated pursuant to this
Section 2.11 is not known by sixty (60) days after the Closing Date, then the amount of such Taxes will be estimated as
------------
of such date and once the amount of such Taxes is known, Buyer shall pay to the Emmis Entities, or the Emmis Entities shall pay to Buyer, as the case may be, the net amount due as a result of the actual apportionment of such Taxes.
Concurrently with the payment of any amount required to be paid under this Section 2.11, the payor shall pay the payee
                                                                           ------------
interest on such amount calculated at the rate of six percent (6%) per annum from the Closing Date to the date paid.

ARTICLE III

                                              REPRESENTATIONS AND WARRANTIES
                                                            OF
                                                    THE EMMIS ENTITIES

                  As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Emmis Entities jointly and severally make the following representations and warranties to the Buyer, all of which are true, correct, and complete as of the date hereof:

Section 3.1.      Organization.  Emmis Radio is a corporation duly organized, validly existing and in good standing under
                  ------------
the laws of the State of Indiana.  Emmis License is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  Emmis Radio is duly qualified as a foreign corporation to do business in, and is in good standing under, the laws of the State of Colorado.  The Emmis Entities have the requisite corporate power and authority to own or lease and to operate the Station, to use the Purchased Assets used by it and to carry on the Business as conducted by it, and to enter into and perform this Agreement.

Section 3.2.      Subsidiaries and Investments.  Neither Emmis Entity, directly or indirectly, (a) owns, of record or
                  ----------------------------
beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is involved in or relates to the Business, the Station or the Purchased Assets, or (b) otherwise controls any such corporation, partnership, joint venture or other entity which is involved primarily in or relates to the Business.  The Emmis Entities do not, directly or indirectly, (x) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is involved in or relates to the Business or (y) otherwise control any such corporation, partnership, joint venture or other entity which is involved in or relates primarily to the Business, the Station or the Purchased Assets.

Section 3.3.      Authority of the Emmis Entities.
                  -------------------------------

(a)      Each Emmis Entity has the requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements, including the TBA, and instruments to be executed and delivered by the Emmis Entities pursuant hereto (collectively, the “Emmis Entities Ancillary Agreements”), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

(b)      The execution, delivery and performance of this Agreement and the Emmis Entities Ancillary Agreements by each
Emmis Entity (to the extent a party thereto) have been duly authorized and approved by all necessary action of the Emmis
Entities and do not require any further authorization or consent of the Emmis Entities, or their respective stockholders.  This Agreement is, and the TBA and each other Emmis Entities Ancillary Agreement when executed and delivered by each Emmis Entity and the other parties thereto will be, a legal, valid and binding agreement of each Emmis
Entity enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)      Except as set forth in Schedule 3.3(c), none of the execution, delivery and performance by either Emmis Entity of
                                ---------------
this Agreement, the TBA or the other Emmis Entities Ancillary Agreements, the consummation by either Emmis Entity of any of the transactions contemplated hereby or thereby or compliance by either Emmis Entity with or fulfillment by either
Emmis Entity of the terms, conditions and provisions hereof or thereof will:

(i)      conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets under, the certificate of incorporation or bylaws of either Emmis Entity, any Station Agreement, any
                  Governmental Permit or any judgment, order, award or decree to which either Emmis Entity is a party or any of the Purchased Assets, the Station or the Business is subject or by which the Emmis Entities are bound, or any statute, other law or regulatory provision affecting either Emmis Entity or the Business, the Station or the Purchased Assets; or

(ii)     require the approval, consent, authorization or act of, or the making by either Emmis Entity of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the HSR
                  Act or the Communications Act.

Section 3.4.      Financial Statements.  The Emmis Entities have furnished Buyer accurate and complete copies of  (a) the
                  --------------------
unaudited balance sheet of the Business as of February 28, 2001 and the related statement of operations for the four (4)
month period then ended, and (b) the unaudited balance sheet (the “Balance Sheet”) of the Business as of December 31,
2001 (the “Balance Sheet Date”) and the related statement of operations for the ten (10) months then ended.  Such balance sheets and statements of operations (i) have been prepared from and are in accordance in all material respects with the books and records regularly maintained by the Emmis Entities, and (ii) have been prepared in accordance with GAAP consistently applied and present fairly and accurately, in all material respects, the financial position and results of operations of the Station and the Business as of their respective dates and for the respective periods covered thereby, with the exceptions that (A) statements of cash flows are not included, (B) federal income tax, expense or benefit are not shown,  (C) interest income and expense are not shown, and (D) such statements do not contain the disclosures required by GAAP in notes accompanying financial statements.

Section 3.5.      Operations Since Balance Sheet Date.
                  -----------------------------------

(a)      Except as set forth in Schedule 3.5(a), during the period from the Balance Sheet Date to the date hereof,
                                ---------------
inclusive, there has been:

(i)      no fact, event, change or effect having, or which may have a Material Adverse Effect;

(ii)     no damage, destruction, loss or claim (whether or not covered by insurance) or condemnation or other taking which materially adversely affects the Purchased Assets, the Station or the Business; and

(iii)    no adverse change in employee relations which has had or would reasonably be expected to have a Material Adverse
                  Effect.

(b)      Except as set forth in Schedule 3.5(b), since the Balance Sheet Date through the date hereof, the operations of
                                --------------
the Station and the Business have been conducted only in the ordinary course and in conformity with past practice.
Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in such Schedule
                                                                                                            ---------
3.5(b), the Emmis Entities have not, in respect of the Station, the Business or the Purchased Assets:
-------

(i)      sold, leased, transferred or otherwise disposed of (including any transfers to any Affiliate of either Emmis
                  Entity), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than
                  Permitted Encumbrances) on, any of the Purchased Assets, other than personal property having a value, in the aggregate, of less than $20,000 sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice;

(ii)     canceled without fair consideration therefor any debts owed to or claims held by either Emmis Entity relating to the Station (including the settlement of any claims or litigation) or waived any right of significant value to either Emmis Entity relating to the Station, the Business or the Purchased Assets, other than in the ordinary course of the Business consistent with past practice;

(iii)    created, incurred, guaranteed or assumed, or agreed to create, incur, guarantee or assume, any indebtedness for borrowed money except in the ordinary course of business consistent with past practice;

(iv)     entered into any capitalized leases;

(v)      accelerated collection of notes or accounts receivable generated by the Business to a date prior to the date such collection would have occurred in the ordinary course of the Business;

(vi)     delayed payment of any account payable or other liability of the Business beyond its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

(vii)    granted or instituted any increase in any rate of salary or compensation or any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan other than in the ordinary course of the Business consistent with past practices;

(viii)   changed the accounting methods, principles, or practices materially affecting the Purchased Assets, the Business or the Station, except insofar as may have been required by law or by a change in GAAP;

(ix)     made any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any corporation, partnership or other business organization or division thereof or interest therein; or

(x)      entered into any agreement or made any commitment to take any action described in subparagraphs (i) through (ix)
                  above.

Section 3.6.      No Undisclosed Liabilities.  Except as set forth in Schedule 3.6, to the Knowledge of the Emmis
                  --------------------------                          ------------
Entities, the Emmis Entities are not subject, with respect to the Station, the Purchased Assets or the Business, to any
liability (including, without limitation, unasserted claims), whether absolute, contingent, accrued or otherwise, which is not shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the
Balance Sheet and the notes thereto and incurred in the ordinary course of the Business after the Balance Sheet Date.

Section 3.7.      Taxes.  The Emmis Entities, in respect of the Business, either filed or obtained extensions for filings
                  -----
pursuant to established procedures all foreign, federal, state, county or local income, excise, property, sales, use, franchise or other Tax returns and reports which are required to have been filed by them under applicable law on or prior to the date of this Agreement and have paid or made provision for the payment of all Taxes which have become due pursuant to such returns or pursuant to any assessments which have become payable and which are not being contested in good faith by appropriate proceedings.  All monies required to be withheld by the Emmis Entities from employees of the Business for income Taxes, social security and other payroll Taxes have been collected or withheld, and either paid to the respective
Governmental Bodies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Emmis Entities.  There is no liability for Taxes that could give rise to a lien or Encumbrance on the Purchased
Assets in the hands of Buyer, other than as to any such Tax which is not yet due and payable.

Section 3.8.      Sufficiency of Assets.  Except as set forth in Schedules 3.8 and 3.11 and except for the Excluded
                  ---------------------                          -------------     ----
Assets, the Purchased Assets constitute all of the material assets necessary for and used by the Emmis Entities in the conduct of the Business and the operation of the Station as currently conducted, and the Purchased Assets in all material respects are in such good and serviceable condition and repair (subject to normal wear and tear) as is necessary for the conduct of the Business and the operation of the Station as currently conducted.

Section 3.9.      Governmental Permits; Station Licenses.
                  --------------------------------------

(a)      The Emmis Entities own, hold or possess all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body (other than the Station Licenses) that are necessary to entitle the Emmis
Entities to own or lease, operate and use their assets and to carry on and conduct the Business substantially as conducted immediately prior to the date of this Agreement, except for such Governmental Permits as to which the failure to so own, hold or possess would not have a Material Adverse Effect (herein collectively called “Governmental Permits”).
Schedule 3.9(a) sets forth a list and brief description of each such Governmental Permit held by the Emmis Entities as of
---------------
the date of this Agreement.  Except as set forth in Schedule 3.9(a), the Emmis Entities have fulfilled and performed in
                                                    ---------------
all material respects their obligations under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or material default under any such Governmental Permit.  No notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by either Emmis Entity.  Except as set forth in Schedule 3.9(a), each of the Governmental Permits is valid,
                                                         ---------------
subsisting and in full force and effect, and may be assigned and transferred to the Buyer in accordance with this
Agreement and at the time of assignment to the Buyer will be in full force and effect, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder or (ii) the consent, approval or act of, or the making of any filing with, any Governmental Body or other party.

(b)      Set forth on Schedule 3.9(b) are the Station Licenses and all applications for modification, extension or renewal
                      ---------------
thereof, and any pending applications for any new licenses, permits, permissions or authorizations pending on the Closing
Date.  The Station Licenses are all of the licenses, permits, and other authorizations used or necessary to lawfully operate the Station in the manner and to the full extent as it is now operated, and the Station Licenses are validly issued and held by Emmis License.  Emmis License has delivered to Buyer true and complete copies of the Station Licenses, including any and all amendments and other modifications thereto.  Except as set forth on Schedule 3.9(b), (i) the
                                                                                          ---------------
Station Licenses are in full force and effect, are valid for the balance of the current license term applicable generally to radio stations licensed to communities in the state where the Station is located, are unimpaired by any acts or omissions of either of the Emmis Entities or any of their Affiliates, or the employees, agents, officers, directors, or shareholders of either of the Emmis Entities or any of their Affiliates, and are free and clear of any restrictions which might limit the full operation of the Station in the manner and to the full extent as it is now operated (other than restrictions under the terms of the Station Licenses themselves); (ii) Emmis License has not received any notice of any violations of the Station Licenses, the Communications Act or the rules and regulations thereunder; (iii) there is no action by or before the FCC currently pending or, to the Knowledge of the Emmis Entities, threatened to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Station Licenses; (iv) there are no applications, proceedings, or complaints pending or, to the Knowledge of the Emmis Entities, threatened which may have an adverse effect on the Business, the Purchased Assets or the operation of the Station (other than rulemaking proceedings that apply to the radio broadcasting industry generally); (v) the Emmis Entities are not aware of any reason why those of the
Station Licenses subject to expiration might not be renewed in the ordinary course for a full term without material qualifications or of any reason why any of the Station Licenses might be revoked; (vi) the Station is in compliance with the FCC's policy on exposure to radio frequency radiation; (vii) no renewal of any Station License would constitute a major environmental action under the rules and regulations of the FCC; and (viii) there are no facts which, under the
Communications Act or the existing rules and regulations of the FCC, would disqualify Emmis License from assigning the
Station Licenses or from consummating the transactions contemplated herein within the times contemplated herein.  Emmis
License maintains an appropriate public inspection file at the Station's studios in accordance with FCC rules and regulations.  Access to the Station's transmission facilities is restricted in accordance with the policies, rules and regulations of the FCC.

(c)      All information contained in any applications for modification, extension or renewal of the Station Licenses, and any pending applications for any new licenses, permits, permissions or authorizations pending on the Closing Date, including, but not limited to, those listed on Schedule 3.9(b), is true, complete and accurate in all material respects.
                                               ---------------

Section 3.10.     Real Property; Real Property Leases.
                  -----------------------------------

(a)      The Emmis Entities do not own any real property which is used in the operation of the Station or the Business.
Schedule 3.10(a) contains a brief description of all real property leased by the Emmis Entities in connection with the
----------------
operation of Business and the Station as currently operated and each option held by the Emmis Entities to acquire any real property (the “Real Property”).  No Real Property other than that listed on Schedule 3.10(a) is used in, held for use in connection with, or necessary for the conduct of the Business or operation of the Station as it is now operated.

(b)      To the Knowledge of the Emmis Entities, there are no encroachments upon the Real Property by any buildings, structures, or improvements located on adjoining real estate.  To the Knowledge of the Emmis Entities, none of the buildings, structures, or improvements (including without limitation any ground radials, guy wires or guy anchors)
constructed on the Real Property encroaches upon adjoining real estate, and all such buildings, structures, and improvements are constructed in conformity with or are “grandfathered” with respect to all “setback” lines, easements, and other restrictions, or rights of record, or that have been established by any applicable building or safety code or zoning ordinance.  To the Knowledge of the Emmis Entities, such “grandfathered” approvals shall survive indefinitely the transfer of the Real Property to Buyer.  To the Knowledge of the Emmis Entities, no utility lines serving the Real
Property necessary for the operation of the Station as currently conducted pass over the lands of others except where appropriate easements have been obtained.  No guy wires supporting any tower necessary for the operation of the Station as currently conducted pass over the lands of others except where appropriate easements have been obtained.  To the
Knowledge of the Emmis Entities, neither the whole nor any part of any Real Property leased by the Emmis Entities is subject to any pending or threatened suit for condemnation or other taking by any public authority.  To the Knowledge of the Emmis Entities, there exists no writ, injunction, decree, order or judgment, nor any litigation pending or threatened relating to the Emmis Entities' use, lease, occupancy or operation of any of the Real Property.  To the Knowledge of the
Emmis Entities, their use and occupancy of the Real Property complies with all regulations, codes, ordinances, and statutes of all applicable governmental authorities, including without limitation all environmental protection and sanitary laws and regulations, occupational safety and health regulations, and electrical codes.  To the Knowledge of the
Emmis Entities, there are no material structural defects in the buildings, structures, and improvements located on the
Real Property, roofs are in good condition and repair, and all plumbing equipment, heating, ventilating and air conditioning equipment, electrical wiring, and water and sewage systems are operating properly and are free of any material defects.  To the Knowledge of the Emmis Entities, the tower on the Real Property can structurally support all of the permitted equipment necessary for the operation of the Station as currently conducted in accordance with sound engineering practices.  To the Knowledge of the Emmis Entities, all Real Property has legal and insurable access from a public roadway for vehicles and by foot.

(c)      Schedule 3.10(c) sets forth a list of each lease or similar agreement under which an Emmis Entity is lessee of,
         ----------------
or holds or operates, any Real Property owned by any third Person, which are the sole and complete agreements concerning the Emmis Entities' use of the leased premises (the “Real Property Leases”).  Each Real Property Lease is legal, valid, binding, enforceable and in full force and effect.  Neither of the Emmis Entities nor, to the Knowledge of the Emmis
Entities, any other party is in default, violation or breach in any respect under any Real Property Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach thereunder by the Emmis Entities or, to the Knowledge of the Emmis Entities, by any other party.  No amount payable under any Real Property Lease is past due.  The Emmis Entities have not received any notice of a default, offset or counterclaim under any Real Property Lease or any other communication asserting non-compliance with any Real Property Lease.  The Emmis Entities have the exclusive right to use and occupy that portion of the premises which is exclusively leased to the Emmis Entities under each Real Property Lease.  The Emmis Entities enjoy peaceful and undisturbed possession of that portion of the premises leased by the Emmis Entities under the Real Property Leases.
Except as set forth on Schedule 3.10(c), the Emmis Entities' interests under the Real Property Leases are free and clear
                       ----------------
of all Encumbrances other than Permitted Encumbrances, the terms and provisions of such leases and any Encumbrance on the leased property created or caused by the landlord on the leased Real Property.  The Emmis Entities have delivered to
Buyer, true and complete copies of the Real Property Leases, together, in the case of any subleases or similar occupancy agreements, with copies of all other leases.  Except as disclosed in Schedule 3.10(c), the Emmis Entities have full legal
                                                                     ----------------
power and authority to assign their rights under the Real Property Leases to Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not affect the validity, enforceability and continuity of any such lease.

(d)      All utilities that are required for the full and complete occupancy and use of the Real Property for the purposes for which such properties are presently being used by the Emmis Entities, including, without limitation, electric, water, sewer, telephone and similar services, have been connected and are in good working order.  By the Closing Date, the Emmis
Entities will have paid all charges for such utilities, including, without limitation, any “tie-in” charges or connection fees, except for those charges that will not become due until after the Closing Date and that are to be prorated between the Emmis Entities and Buyer pursuant to Section 2.11.
                                         ------------

Section 3.11.     Personal Property.  Schedule 3.11 contains a list as of December 31, 2001 of all machinery, equipment,
                  -----------------   -------------
vehicles, furniture and other personal property owned or leased by the Emmis Entities having an original cost of $5,000 or more and relating to the Business or used, held by the Emmis Entities or others for use by the Station, or necessary to operate the Station as currently operated (the “Personal Property”).  Except as set forth on Schedule 3.11, the
Personal Property in all material respects is in good operating condition and repair (reasonable wear and tear excepted), is maintained in compliance with good engineering practice, is performing satisfactorily, is not in need of repair, has been properly maintained in accordance with the manufacturers' recommendations and industry practices, is available for immediate use and is otherwise sufficient to permit the Station to operate in accordance with the Station Licenses and the rules and regulations of the FCC.

Section 3.12.     Personal Property Leases.  Schedule 3.12 contains a list of each lease or other agreement or right under
                  ------------------------   -------------
which either Emmis Entity is lessee of, or holds or operates, any Personal Property owned by a third party and relating to the Business or used, held for use by the Station, or necessary to operate the Station as it is now operated, except those which are terminable by the Emmis Entity without penalty on 30 days' notice or less or which provide for annual rentals less than $5,000 (the “Personal Property Leases”).

Section 3.13.     Intellectual Property.
                  ---------------------

(a)      Schedule 3.13(a) contains a list of (i) all call signs, United States and foreign patents, pending patent
         ----------------
applications, trademark registrations, pending trademark applications, trade names, service marks, copyrights, logos, domain names, and other similar intangible property rights, issued to, licensed to, assigned to, filed by, or used to promote or identify the Station, or otherwise used in connection with the Business by either Emmis Entity, and (ii) all agreements, contracts and understandings therefor (the “Intellectual Property”).

(b)      Except as disclosed in Schedule 3.13(b), the Emmis Entities either:  (i) own the entire right, title and interest
                                ----------------
in and to the Intellectual Property listed in Schedule 3.13(a), free and clear of Encumbrances except for Permitted
                                              ----------------
Encumbrances; or (ii) have the valid right and license to use the Intellectual Property in the conduct of the Business and the operation of the Station.

(c)      Except as disclosed in Schedule 3.13(c), (i) all patents and registrations identified in Schedule 3.13(a) are in
                                ----------------                                                  ----------------
force, and all applications identified in Schedule 3.13(a) are pending without challenge (other than office actions that
                                          ----------------
may be pending before the Patent and Trademark Office or its foreign equivalents); (ii) the Intellectual Property listed on Schedule 3.13(a) is valid and enforceable; and (iii) the Emmis Entities have the right to bring actions for
   ----------------
infringement or unauthorized use of the Intellectual Property listed on Schedule 3.13(a).
                                                                        ----------------

(d)      Except as disclosed in Schedule 3.13(d), (i) no written claim has been made or asserted that alleges the
                                ----------------
Intellectual Property owned or licensed by the Emmis Entities and material to the conduct of the Business infringes the intellectual property of another Person; (ii) no litigation, arbitration or other proceeding is currently pending with respect to the Intellectual Property owned or licensed by the Emmis Entities; and (iii) no written claim has been made or asserted that challenges the validity or ownership of any Intellectual Property owned or licensed by the Emmis Entities and material to the conduct of the Business.

(e)      Use of the Intellectual Property listed on Schedule 3.13(a) as now used in the operation of the Station does not
                                                    ----------------
infringe any copyright, patent, trademark, trade name, service mark, or other similar right of any third party.  The
Emmis Entities have not sold, licensed or otherwise disposed of any of the Intellectual Property to any person or entity and the Emmis Entities have not agreed to indemnify any person or entity for any patent, trademark or copyright infringement.

Section 3.14.     Accounts Receivable.  All accounts receivable of the Emmis Entities relating to the Business have arisen
                  -------------------
from bona fide transactions by the Emmis Entities in the ordinary course of the Business consistent with past practice and constitute only valid claims which are not subject to counterclaims or setoffs.

Section 3.15.     Title to Purchased Assets.  Except for the Encumbrances securing the senior credit facility of Emmis
                  -------------------------
Operating Company (each of which the Emmis Entities shall cause to be released from the Purchased Assets at Closing),
Emmis Radio has good and marketable title to all of the Purchased Assets (or a valid leasehold or license interest, in the case of any leased or licensed assets, as applicable), free and clear of all Encumbrances, except for Permitted
Encumbrances and, in the case of each Real Property Lease, Encumbrances created or caused by the landlord on the leased
Real Property.  At Closing, Emmis Radio shall convey to Buyer good and marketable title to the Purchased Assets free and clear of all Encumbrances, except for Permitted Encumbrances and, in the case of each Real Property Lease, Encumbrances created or caused by the landlord on the leased Real Property.

Section 3.16.     Employees.
                  ---------

(a)      Schedule 3.16 contains:  (i) a list of all individuals employed by either Emmis Entity in connection with the
         -------------
Business as of the date hereof; and (ii) the titles and positions of such employees.  Since the Balance Sheet Date, except as disclosed on Schedule 3.16 or as has occurred in the ordinary course of the Business and consistent as to
                       -------------
timing and amount with past practices, the Emmis Entities have not:  (A) increased the compensation payable or to become payable to or for the benefit of any of their employees (other than normal annual salary increases consistent with past practice), (B) provided any of their employees with increased security or tenure of employment, (C) increased the amount payable to any of their employees upon the termination of such persons' employment, or (D) increased, augmented or improved benefits granted to or for the benefit of their employees under any bonus, profit sharing, pension, retirement, deferred compensation, insurance or other direct or indirect benefit plan or arrangement.  The Emmis Entities are not a party to any agreement or arrangement, written or oral, with salaried or non-salaried employees except as described in
Schedule 3.18 or included among the Contracts.
-------------

(b)      Each of the Emmis Entities represents and warrants that the Emmis Entities have provided a schedule to Buyer containing a true and accurate listing of the current rate of compensation provided by the Emmis Entities to their employees employed by the Emmis Entities in connection with the Business as of the date hereof.

Section 3.17.     Employee Relations.
                  ------------------

(a)      Except as set forth on Schedule 3.17, as pertains to the Station and the persons employed in connection with the
                                -------------
Station, the Emmis Entities are not a party to any (i) labor collective bargaining union or similar agreement or (ii) any employment, severance, incentive or other similar agreement, arrangement, commitment or understanding.

(b)      Except as set forth on Schedule 3.17, as pertains to the Station and the persons employed in connection with the
                                -------------
Station, (i) no union or similar organization represents employees of the Emmis Entities and, to the Knowledge of the
Emmis Entities, no such organization is attempting to organize such employees; (ii) there are no unfair labor practice charges pending or, to the Knowledge of the Emmis Entities, threatened against the Emmis Entities; (iii) there is no pending or threatened strike, slowdown, picket, work stoppage, or arbitration proceedings involving labor matters or other labor disputes affecting the Emmis Entities, the Business or the Station; and (iv) the Emmis Entities have not experienced any strike, work stoppage or other significant labor difficulties of any nature at the Station.

(c)      No director, officer or employee of the Emmis Entities is a party to any employment or other agreement that entitles him or her to compensation or other consideration upon the acquisition by any Person of control of the Station.

Section 3.18.     Contracts.  Set forth in Schedule 3.18, is a list of each contract, agreement, lease or other agreement
                  ---------                -------------
relating to the Business, the operation of the Station or the Purchased Assets to which either Emmis Entity is a party as of the date of this Agreement, except for Time Sales Agreements, Barter Agreements, Trade Agreements, contracts that relate solely to Excluded Assets, and contracts that could impose an obligation or liability on Buyer of less than $5,000 individually and less than $25,000 in the aggregate.  Except as set forth on Schedule 3.18, neither Emmis Entity is a
                                                                             -------------
party to or bound by:

(a)      Any contract for the future lease, purchase or sale of real property;

(b)      Any contract for the purchase, rental or use of any recordings, radio programming or programming services which is not terminable by an Emmis Entity without penalty on thirty (30) days' notice or less or which provides for performance over a period of more than ninety (90) days or which involves the payment after the date hereof of more than
$5,000;

(c)      Any contract for the purchase of merchandise, supplies or personal property or for the receipt of services (other than services referred to in clause (b) above) which is not terminable by an Emmis Entity on thirty (30) days' notice or less or which provides for performance over a period of more than ninety (90) days or which involves the payment after the date hereof of more than $5,000;

(d)      Any Time Sales Agreement which was not made in the ordinary course of the Business and consistent with past practice;

(e)      Any guarantee of the obligations of the Station's customers, suppliers, or employees;

(f)      Any sales agency, advertising representative or advertising or public relations contract which is not terminable by an Emmis Entity without penalty on thirty (30) days' notice or less or which provides for payments over a period of more than ninety (90) days or which involves the payment after the date hereof of more than $5,000;

(g)      Any employee collective bargaining agreement, employment agreement, consulting, advisory or service agreement, deferred compensation agreement or covenant not to compete;

(h)      Any contract which an Emmis Entity reasonably anticipates will involve the payment of more than $5,000;

(i)      Any partnership, joint venture or other similar agreement or arrangement;

(j)      Any agreement or instrument which provides for, or relates to, the incurrence by an Emmis Entity of debt for borrowed money (except for such agreements or instruments which shall not apply to Buyer or its Affiliates upon Closing);
or

(k)      Any agreement outside of the ordinary course of the Business containing any covenant or provision prohibiting an
Emmis Entity from engaging in any line or type of business (except for such agreements which shall not apply to Buyer or its Affiliates upon Closing).

Schedule 3.18 also indicates whether each contract, agreement or other instrument listed therein is to be deemed an
-------------
“Assumed Contract” or a “Contract Not Assumed” for purposes of this Agreement.  Schedule 3.18 accurately reflects, as of the date specified on such schedule, (i) the Station trade balance, (ii) the current receivables due to the Station under the Trade Agreements, and (iii) the obligations for broadcast time on the Station under the Trade Agreements.

Section 3.19.     Status of Contracts Except as set forth in Schedule 3.19, each of the leases, contracts and other
                  -------------------                        -------------
agreements listed in Schedules 3.10(c), 3.12, 3.13(a) and 3.18 (provided, in the case of Schedule 3.18, such contract or
                     -----------------  ----  -------     ----                           -------------
other agreement is designated therein as an “Assumed Contract”), but excluding the contracts and other agreements designated in Schedule 3.18 as a “Contract Not Assumed” (the “Station Agreements”), constitutes a valid and binding
              -------------
obligation of either or both Emmis Entities and, to the Knowledge of the Emmis Entities, the other parties thereto
(subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally) and is in full force and effect (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally) and (except as set forth in
Schedule 3.3(c) and except for those Station Agreements which by their terms will expire prior to the Closing Date or will
---------------
be otherwise terminated prior to the Closing Date in accordance with the provisions hereof or at the direction of Buyer)
may be transferred to the Buyer pursuant to this Agreement on terms and conditions no less favorable than those in effect on the date hereof and which will not, by reason of assignment to Buyer, increase the obligations or liabilities of Buyer under such agreement and will be in full force and effect at the time of such transfer, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party.  Each Emmis Entity has fulfilled and performed in all material respects its obligations under each of the Station Agreements to which it is a party, and neither Emmis Entity is in, or alleged to be in, breach or default under any of the Station Agreements and, to the Knowledge of the Emmis
Entities, no other party to any of the Station Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by an Emmis Entity or, to the Knowledge of the Emmis Entities, by any such other party.  The Emmis Entities have heretofore been delivered or made available to the Buyer complete and correct copies of each of the written Station Agreements, together with all amendments thereto, or true and complete memoranda describing the terms of all oral Station Agreements, and all liabilities and obligations under such Station Agreements can be ascertained from such copies or memoranda.  There are no oral contracts material to the operation of the Business or the
Station.  Except as otherwise disclosed on Schedule 3.19 or as permitted or contemplated in the TBA, the Station
                                           -------------
Agreements as amended through the date of this Agreement will not be modified or renewed without Buyer's written consent, which consent shall not be unreasonably withheld.

Section 3.20.     No Violation, Litigation or Regulatory Action.  Except as set forth in Schedule 3.20, each Emmis Entity
                  ---------------------------------------------                          -------------
has complied in all material respects with, and is not in violation in any material respect of, all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state, municipal or other Governmental Body which affect or are applicable to the Purchased Assets, the Station or the
Business.  Without limiting the generality of the foregoing, except as set forth in Schedule 3.20:
                                                                                    -------------

(a)      There are no unsatisfied judgments outstanding against the Emmis Entities, the Purchased Assets, the Station or
the Business;

(b)      There are no lawsuits, suits or proceedings pending or, to the Knowledge of the Emmis Entities, threatened against the Emmis Entities in respect of the Purchased Assets, the Station or the Business;

(c)      There are no claims or investigations pending or, to the Knowledge of the Emmis Entities, threatened against the
Emmis Entities in respect of the Purchased Assets, the Station or the Business;

(d)      There is no action, suit or proceeding pending or, to the Knowledge of the Emmis Entities, threatened which questions the legality or propriety of the transactions contemplated by this Agreement or the TBA;

(e)      The Station's transmitting and studio equipment is operating in accordance with the terms and conditions of the
Station Licenses and all underlying construction permits, and the rules, regulations and policies of the FCC, including, without limitation, all regulations concerning equipment authorization and human exposure to radio frequency radiation.
The Station is not causing interference in material violation of FCC rules to the transmission of any other broadcast station or communications facility; and the Emmis Entities have not received any complaints with respect thereto.  To the
Knowledge of the Emmis Entities, no other broadcast station or communications facility is causing interference in violation of FCC rules to the Station's transmissions or the public's reception of such transmissions;

(f)      The Emmis Entities have, in the conduct of the Business and the operation of the Station, complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor;

(g)      Neither of the Emmis Entities has received notification from the FCC that either Emmis Entity's employment practices fail to comply with FCC rules and policies;

(h)      All material ownership reports, employment reports, tax returns and other material documents required to be filed by either of the Emmis Entities with the FCC or other Governmental Body have been filed, and all material items as are required to be placed in the Station's local public inspection files have been placed in such files.  All material proofs of performance and measurements that are required to be made by either of the Emmis Entities with respect to the
Station's transmission facilities have been completed and filed at each Station.  All information contained in the foregoing documents is true, complete and accurate in all material respects; and

(i)      To the knowledge of the Emmis Entities, all towers and other structures on the Real Property are painted and lighted in accordance with the requirements of the Station Licenses, the FCC, FAA and all applicable requirements of federal, state and local law, and  appropriate notification to the FAA has been filed for such tower where required by the FCC's rules and regulations.

Section 3.21.     Insurance.  Set forth on Schedule 3.21 is an accurate and complete description of the policies of fire
                  ---------                -------------
and extended coverage and casualty, liability and other forms of insurance that each of the Emmis Entities currently maintain in respect of the Purchased Assets, the Station and the Business, in such amounts and against such risks and losses as will provide adequate insurance coverage for the replacement cost of the Purchased Assets, the Station and the
Business for all risks normally insured against by a Person or entity carrying on the same business as the Emmis
Entities.  All insurance policies listed on Schedule 3.21 are in full force and effect and there are no outstanding
                                            -------------
claims under any insurance policy or default with respect to provisions in any such policy which claim or default individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Station or the Business.

Section 3.22.     Employee Plans; ERISA.
                  ---------------------

(a)      Schedule 3.22 sets forth a list of each benefit and compensation plan, program and arrangement including, but not
         -------------
limited to “employee benefit plans” within the meaning of Section 3(3) of ERISA and pension, retirement, post-retirement, profit sharing, deferred compensation, stock ownership, stock option, stock purchase, stock appreciation rights, stock bonus or other similar plan relating to the Business, the Station and the Purchased Assets; each medical, vision, dental, disability, worker's compensation, or other health plan; each life insurance plan relating to the Business, the Station and the Purchased Assets; and any other employee benefit plan relating to the Business, the Station and the Purchased
Assets which covers or has covered employees or former employees of the Emmis Entities (the “Employee Plans”).

(b)      The Emmis Entities warrant that the Closing will not result in the imposition of liability with respect to any multiemployer plan or defined benefit plan which could be assessed against Buyer.

(c)      Each Employee Plan and each related trust agreement, annuity contract or other funding instrument is in compliance in all material respects, both as to form and operation, with applicable law (including, where applicable,
ERISA and the Code).

(d)      Each Employee Plan which is intended to be qualified under Code Section 401(a) is so qualified, has been so qualified during the period from its adoption to date, and has been determined by the Internal Revenue Service to be so qualified, and each trust forming a part of such Employee Plan is exempt from tax pursuant to Code Section 501(a).  The
Emmis Entities do not know of any fact or set of circumstances that have adversely affected or could reasonably adversely affect the qualification of such Employee Plan.  Except for as set forth in Schedule 3.22, (i) neither Emmis Entity has
                                                                            -------------
or had any liability for unpaid contributions with respect to any Employee Plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA; (ii) the Emmis Entities have made all required contributions under such plan for all periods; and (iii) proper accruals have been made and are reflected on the appropriate balance sheet, books and records.

(e)      No plan which is an employee benefit plan under Section 3(3) of ERISA has engaged in a transaction that is a
Prohibited Transaction as defined in Section 406 of ERISA and Section 4975 of the Code for which there is no exemption and with respect to which an Emmis Entity has on the date hereof incurred any Liability which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect upon the Business, the Station and the
Purchased Assets (taken as a whole).

Section 3.23.     Environmental Protection.  In respect of the Business and the Purchased Assets, except as set forth in
                  ------------------------
Schedule 3.23:
-------------

(a)      The Emmis Entities are and at all material times have been in material compliance with all applicable
Environmental Laws, the Emmis Entities hold all material Permits required under Environmental Laws for the operation of the Business, and no modification or change to the operations of the Business will be required upon the renewal of any such Permits other than modifications or changes required due to changes in law occurring after the date hereof.

(b)      No claims arising under Environmental Laws are pending or, to the Knowledge of the Emmis Entities, threatened against the Emmis Entities, (i) there are no writs, injunctions, decrees, orders or judgments outstanding or, to the
Knowledge of the Emmis Entities, threatened relating to compliance with or liability under any Environmental Law, and
(ii) the Emmis Entities have no material liability under any Environmental Law.

(c)      There have been no spills, discharges or releases of Hazardous Materials by the Emmis Entities or any of its
Affiliates or, to the Knowledge of the Emmis Entities, by third parties, in, on or under the real property currently or formerly owned, leased or used by the Emmis Entities that could result in any material investigation or material remedial action by any Governmental Body pursuant to any Environmental Law.

(d)      No facility or property of the Emmis Entities or, to the Knowledge of the Emmis Entities, to which the Emmis
Entities transported or arranged for the transportation of any Hazardous Materials is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA), or on any similar federal or state list of sites requiring investigation or remediation.

(e)      There are no asbestos-containing materials or polychlorinated biphenyls in any of the Purchased Assets.  There are no underground storage tanks, or underground piping associated with such tanks, in each case that are used in operation of the Business, except those that comply with applicable Environmental Laws and are scheduled on Schedule
                                                                                                            ---------
3.23.  To the Knowledge of the Emmis Entities, there are no underground storage tanks in place in the Real Property and there are no underground storage tanks that have been removed from the Real Property.

(f)      To the Knowledge of the Emmis Entities, there are no liens, restrictive covenants or other land use restrictions under Environmental Laws on any of the properties leased or used by the Emmis Entities, and no government actions have been taken, or are in process that could subject any of such properties to such liens, restrictive covenants or other land use restrictions, and the Emmis Entities are not required to place any notice or restriction relating to Hazardous
Materials in any deed to such property.

(g)      The Emmis Entities have neither released any person nor waived any rights or defenses with respect to any
Environmental Conditions or any claim arising under any Environmental Law.

(h)      There is no Environmental Report in the possession or control of the Emmis Entities or any of their Affiliates relating to the current or prior business of the Emmis Entities that has not been delivered to Buyer.

Section 3.24.     Insolvency Proceedings.  Neither the Emmis Entities nor the Purchased Assets are the subject of any
                  ----------------------
pending or threatened insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary.  The Emmis Entities have not made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings.  After giving effect to this transaction, each Emmis Entity
(i) will have sufficient capital to carry on its business and transactions, (ii) will be able to pay its debts as they mature or become due, and (iii) will own assets the fair value of which will be greater than the sum of all liabilities
(including contingent liabilities) not specifically assumed by Buyer pursuant to the terms of this Agreement.  The Emmis
Entities are not insolvent nor will they become insolvent as a result of entering into this transaction.

Section 3.25.     Citizenship.  The Emmis Entities are not a “foreign person” as defined in Section 1445(f)(3) of the
                  -----------
Code.  On the Closing Date, each Emmis Entity will deliver to Buyer an affidavit to that effect, verified as true and sworn to under penalty of perjury by a duly-authorized officer of each Emmis Entity.  The affidavit shall also set forth the name, address, taxpayer identification number, and such additional information as may be required to exempt the transaction from the withholding provisions of Section 1445 of the Code.  Buyer shall have the right to furnish copies of the affidavit to the Internal Revenue Service.

Section 3.26.     Disclosure.  To the Knowledge of the Emmis Entities, neither this Agreement nor the TBA contains any
                  ----------
untrue statement of a material fact or omits to state a material fact necessary to make any statement herein or therein not misleading.

Section 3.27.     Transactions with Affiliates.  No Affiliate of an Emmis Entity owns or leases property or is a party to
                  ----------------------------
any contract affecting the operation of the Station and the Business and the ownership of the Purchased Assets.

Section 3.28.     No Finder.  None of the Emmis Entities or any party acting on either Emmis Entity's behalf has paid or
                  ---------
become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES
                                                         OF BUYER

                  As an inducement to the Emmis Entities to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer makes the following representations and warranties to the Emmis Entities, all of which are true, correct, and complete as of the date hereof:

Section 4.1.      Organization.  Entercom is a corporation duly organized, validly existing and in good standing under the
                  ------------
laws of the State of Pennsylvania.  Each of Entercom Denver and Entercom Denver License are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware.  Entercom Denver is, or will be at Closing, duly qualified as a foreign limited liability company to do business in, and is in good standing under, the laws of the State of Colorado.  Buyer has the requisite corporate and limited liability company power and authority (as the case may be) to own or lease and to operate the properties and assets used in connection with its business as currently being conducted or to be acquired pursuant hereto, and to enter into and perform this Agreement.

Section 4.2.      Authority of Buyer.
                  ------------------

(a)      Buyer has the requisite corporate and limited liability company power and authority (as the case may be) to execute and deliver this Agreement and all of the other agreements (including the TBA) and instruments to be executed and delivered by Buyer pursuant hereto (collectively, the “Buyer Ancillary Agreements”), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

(b)      The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by all necessary action of Buyer and do not require any further authorization or consent of
Buyer or its stockholders or members (as the case may be).  This Agreement is, and the TBA and each other Buyer Ancillary
Agreement when executed and delivered by Buyer and the other parties thereto will be, a legal, valid and binding agreement of Buyer enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)      Except as set forth in Schedule 4.2, none of the execution and delivery by Buyer of this Agreement, the TBA and
                                ------------
the other Buyer Ancillary Agreements, the consummation by Buyer of any of the transactions contemplated hereby or thereby or compliance by Buyer with or fulfillment by Buyer of the terms, conditions and provisions hereof or thereof will:

(i)      conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any assets of Buyer under, the certificate of incorporation or the certificate of formation, as applicable, or bylaws or operating agreement, as applicable, of Buyer, any indenture, note, mortgage, lease, guaranty or material agreement, or any judgment, order, award or decree, to which Buyer is a party or any of the assets of
                  Buyer is subject or by which Buyer is bound, or any statute, other law or regulatory provision affecting
                  Buyer or its assets; or

(ii)     require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the HSR Act or the Communications Act.

Section 4.3.      Litigation.  As of the date of this Agreement, Buyer is not a party to any action, suit or proceeding
                  ----------
pending or, to the Knowledge of Buyer, threatened which, if adversely determined, would reasonably be expected to materially restrict the ability of Buyer to consummate the transactions contemplated by this Agreement.  There is no order to which Buyer is subject which would reasonably be expected to restrict the ability of Buyer to consummate the transactions contemplated by this Agreement.

Section 4.4.      No Finder.  Neither Buyer nor any party acting on its behalf has paid or become obligated to pay any fee
                  ---------
or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

Section 4.5.      Qualifications as FCC Licensee.  Except as set forth on Schedule 4.5, Buyer knows of no fact or
                  ------------------------------                          ------------
circumstance which would, under the federal antitrust laws or the Communications Act, disqualify or preclude Entercom
Denver License from becoming the licensee of the Station.  Except as set forth on Schedule 4.5, there are no proceedings,
                                                                                  ------------
complaints, notices of forfeiture, claims, or investigations pending or, to the Knowledge of Buyer, threatened against
Buyer or any principal, officer, director, or owner of Buyer that would materially impair the qualifications of Entercom
Denver License to become a licensee of the Station.

Section 4.6.      Adequacy of Financing.  Entercom Denver will have, as of the Closing Date, on hand (or access through
                  ---------------------
committed credit facilities to) adequate funds to pay the Purchase Price.

                  Section 4.7.  Letter Agreement and Option Agreement.  Buyer has furnished the Emmis Entities with a true
                                -------------------------------------
and accurate copy of the letter agreement dated February 11, 2002 from Tribune Broadcasting Company and Tribune Denver
Radio, Inc. (collectively, the “Tribune Entities”) to Entercom (the “Letter Agreement”).  Buyer has fulfilled and performed in all material respects its obligations under the Letter Agreement, and Buyer is not in, or alleged to be in, breach or default under the Letter Agreement and, to the Knowledge of Buyer, the Tribune Entities have not breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Buyer or, to the Knowledge of Buyer, by the
Tribune Entities.

ARTICLE V

                                             ACTION PRIOR TO THE CLOSING DATE

                  The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

Section 5.1.      Investigation of the Business.  Upon the request of Buyer, the Emmis Entities shall afford to the
                  -----------------------------
officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants, attorneys and consultants) reasonable access during normal business hours, and upon not less than 24-hours prior notice, to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Business to the extent Buyer shall reasonably deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the
Business as shall be reasonably requested; provided, however, that any such investigation shall be conducted in such a
                                           --------  -------
manner as not to interfere unreasonably with the operations of the Emmis Entities.  It is expressly understood that, pursuant to this Section 5.1, Buyer, at its sole expense, shall be entitled to make such engineering inspections of the
                 -----------
Station, such inspections of the Station for the purpose of appraising the Purchased Assets and such audits of the
Station's financial records as Buyer may desire, so long as the same do not unreasonably interfere with the operation of the Station; provided, that neither the furnishing of such information to Buyer or its representatives nor any
             --------
investigation made heretofore or hereafter by Buyer shall affect Buyer's right to rely upon any representation or warranty made by the Emmis Entities in this Agreement, each of which shall survive any furnishing of information to Buyer or its agents, or any investigation by Buyer or its agents, to the extent provided herein.

Section 5.2.      Preserve Accuracy of Representations and Warranties.  Each of the parties hereto shall refrain from
                  ---------------------------------------------------
taking any action which would render any representation or warranty contained in Article III or IV of this Agreement
                                                                                 -----------    --
inaccurate as of the Closing Date.  Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.  The Emmis Entities shall promptly notify Buyer, and Buyer shall promptly notify the Emmis Entities, of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the other which would have been listed in Schedule 3.20 or would be an exception to Section 4.3 if
                                                               -------------                             -----------
such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

Section 5.3.      FCC Consent; HSR Act Approval; Other Consents and Approvals.
                  -----------------------------------------------------------

(a)      As promptly as practicable after the date of this Agreement, but in any event no later than five (5) business days thereafter, the Emmis Entities and Buyer shall file with the FCC applications requesting its consent to the assignment of the Station Licenses (and any extensions or renewals thereof) to Entercom Denver License from Emmis License
(the “Assignment Applications”).  The Emmis Entities and Buyer will cooperate in the preparation of such Assignment
Applications and will diligently take, or cooperate in the taking of, all necessary, desirable and proper steps, provide any additional information reasonably required and otherwise take all steps necessary to prosecute expeditiously the
Assignment Applications and to obtain promptly the FCC's consent and approval of the Assignment Applications.  Any fees assessed by the FCC incident to the filing or grant of such applications shall be borne equally by Buyer and Emmis
License, with each party responsible for one half of any such fees assessed.  Each of the Emmis Entities and Buyer shall make available to the other, promptly after the filing thereof, copies of all reports filed by it or its Affiliates on or prior to the Closing Date with the FCC in respect of the Station.

(b)      As promptly as practicable after the execution and delivery of this Agreement, but in any event no later than ten
(10) business days thereafter, the Emmis Entities and Buyer shall file with the Federal Trade Commission and the
Antitrust Division of the Department of Justice the notifications and other information required to be filed by such commission or department under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated by the TBA and this Agreement.  Each of the Emmis Entities and Buyer covenants to file as promptly as practicable such additional information as may be requested to be filed by such commission or department.
Each of the Emmis Entities and Buyer warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in accordance with the requirements of the HSR Act and any such rules and regulations.  Each of the Emmis Entities and Buyer agrees to make available to the other such other information as may be required by such commission or department to be filed as additional information requested by such agencies under the HSR
Act and such rules and regulations.  Buyer, on the one hand, and the Emmis Entities, on the other hand, shall equally bear the cost of any filing fees payable under the HSR Act in connection with the notifications and information described in this Section 5.3(b).
        --------------

(c)      The Emmis Entities and the Buyer shall each use commercially reasonable efforts to obtain all consents, amendments or permits from Governmental Bodies, which are required by the terms thereof or this Agreement for the consummation of the transactions contemplated by this Agreement, and shall jointly, diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

Section 5.4.      Operations of the Station Prior to the Closing Date.
                  ---------------------------------------------------

(a)      Prior to the Closing Date, except as approved by Buyer pursuant to Section 5.4(c), and subject to the terms of
                                                                            --------------
the TBA and any action or failure to perform by Buyer as required under the TBA, the Emmis Entities shall:

(i)      use their commercially reasonable efforts to operate and carry on the operations of the Station and the Business only in the ordinary course consistent with past practices and FCC rules and regulations;

(ii)     use their commercially reasonable efforts to maintain the Purchased Assets in their present condition (reasonable wear and tear in normal use excepted);

(iii)    continue making capital expenditures at budgeted levels through the Closing Date;

(iv)     maintain its books and records in the usual and ordinary manner, on a basis consistent with prior periods;

(v)      comply in all material respects with all laws, rules, ordinances and regulations applicable to it, to the
                  Purchased Assets and to the Business and the operation of the Station;

(vi)     retain the Station's libraries of recordings and other programming;

(vii)    maintain the present character and entertainment format of the Station and the quality of their programs; and

(viii)   maintain all inventories of supplies, tubes, and spare parts at levels consistent with the Station's prior practices.

(b)      Prior to the TBA Effective Date, the Emmis Entities shall, consistent with past practice, use their commercially reasonable efforts to:

(i)      continue to promote and conduct advertising on behalf of the Station and the Business at levels substantially consistent with past practice;

(ii)     maintain the business organization of the Station intact;

(iii)    preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Business or the Station;

(iv)     maintain the employment of each current employee who is necessary for the continued operation of the Station and the Business as currently operated;

(v)      preserve the Station's present customers and business relations; and

(vi)     perform all Station Agreements without default and shall pay all of its trade accounts payable in a timely manner; provided, however, that the Emmis Entities may dispute, in good faith, any of its alleged
                          --------  -------
                  obligations.

(c)      Notwithstanding Section 5.4(a) and (b), subject to the terms of the TBA and any action or failure to perform by
                         --------------     ---
Buyer as required under the TBA, and (x) except as expressly contemplated by this Agreement, (y) except as set forth in
Schedule 5.4(c) or (z) except with the express prior written approval of the Buyer, which shall not be unreasonably
---------------
withheld, conditioned or delayed, the Emmis Entities shall not, in respect of the Station:

(i)      make any material change in the Business or the operations of the Station;

(ii)     make any capital expenditure, or enter into any contract or commitment therefor, in excess of $20,000 in the aggregate;

(iii)    enter into any contract for the purchase of real property or exercise any option to extend a lease listed in
                  Schedule 3.10(c);
                  ----------------

(iv)     sell, lease (as lessor), transfer or otherwise dispose of (including any transfers to any Affiliates of either of the Emmis Entities), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the assets or properties of either of the Emmis Entities, other than inventory and minor amounts of personal property sold or otherwise disposed of in the ordinary course of the Business and other than
                  Permitted Encumbrances;

(v)      create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money (other than money borrowed or advances from either of the Emmis Entities or any Affiliate of either of the Emmis
                  Entities in the ordinary course of the Business), except in the ordinary course of the Business;

(vi)     institute any material increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to its employees, other than in the ordinary course of the Business of the Business or as required by any such plan or Requirements of Law;

(vii)    make any material change in the compensation of its employees, other than changes made in accordance with normal compensation practices and consistent with past compensation practices;

(viii)   enter into any employment agreement for services to be performed on behalf of the Station or the Business, except for those employment agreements for employees to replace former employees who resigned or who have been terminated, on similar terms and conditions and at comparable rates of compensation to those terms and conditions and rates of compensation provided to the former employees; or

(ix)     acquiesce in any infringement, unauthorized use or impairment of the Intellectual Property or change the
                  Station's call signs.

Section 5.5.      Third Party Consents.  Each Emmis Entity shall use its commercially reasonable efforts to obtain the
                  --------------------
consents of the other contracting parties to the transactions contemplated hereby to the extent required by the Station
Agreements requiring such consent, and to the extent reasonably necessary, Buyer will cooperate as reasonably requested by the Emmis Entities in obtaining such consents; provided, that neither the Emmis Entities nor Buyer shall be required
                                                  --------
to pay or incur any material cost or expense to obtain any such third party consent, except in the case of the Emmis
Entities, costs or expenses otherwise required to be paid or incurred by the Emmis Entities in accordance with the terms of the applicable Station Agreement or license.  The delivery of such consents that are identified on Schedules 3.10(c),
                                                                                                      -------------------
3.13(a) and 3.18 to be material to the operation of the Station (“Material Station Agreements”) shall, pursuant to
-------     ----
Section 8.6, be a condition to Buyer's obligation to close.  To the extent that transfer or assignment hereunder by the
-----------
Emmis Entities to Buyer of any Station Agreement or license is not permitted or is not permitted without the consent of another Person, this Agreement shall not be deemed to constitute an undertaking to assign the same if such consent is not given or if such an undertaking otherwise would constitute a breach thereof or cause a loss of benefits thereunder.  If any such third party consent, approval or waiver is not obtained before the Closing, the parties shall use their commercially reasonable efforts to cooperate, and to cause each of their respective Affiliates to so cooperate, in effecting any lawful arrangement to provide to Buyer or its designated Affiliates the economic benefits of the Station
Agreements for which third party consents, approvals, or waivers are not obtained; and Buyer shall pay and perform the
Emmis Entities' obligations arising under each Station Agreement during and attributable to any period on and after the
Closing Date, to the extent commensurate with the benefit derived by Buyer on and after the Closing Date under each such
Station Agreement.

Section 5.6.      Environmental Site Assessments.  The Emmis Entities and Buyer shall cooperate in using their respective
                  ------------------------------
commercially reasonable efforts to obtain the consent of the landlord under the Station's broadcast tower lease to allow
Buyer or its agents access to such site to the extent Buyer desires to obtain a Phase I Environmental Assessment or other related studies for such site (the “Environmental Assessments”), which Environmental Assessments shall be obtained within thirty (30) days of receipt of the landlords' consent.  Any such Environmental Assessments shall not relieve the Emmis
Entities of any obligation with respect to any representation, warranty or covenant of the Emmis Entities in this
Agreement or waive any condition to Buyer's obligations under this Agreement.  The cost of completing the Environmental
Assessments shall be paid by Buyer.  In the event that (i) notwithstanding the commercially reasonable efforts of the
Emmis Entities and Buyer, such consent of the landlord is not obtained within thirty (30) days after the date of this
Agreement, and (ii) Buyer does not waive in writing the condition precedent under Section 8.7 prior to expiration of such
                                                                                  -----------
thirty (30) day period, then either the Emmis Entities or Buyer may terminate this Agreement by written notice to the other.

Section 5.7.      Public Announcement.  None of the Emmis Entities, Buyer or any of their Affiliates shall, without the
                  -------------------
approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or by the rules, regulations or policies of any national securities exchange or association, in which case the other party shall be advised and the parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued.

Section 5.8.      Interim Financial Statements.  The Emmis Entities shall deliver to Buyer, within five (5) business days
                  ----------------------------
of its preparation, copies of any monthly, quarterly or annual financial statements relating solely to the Business that may be prepared by it or any of their Affiliates during the period from the date hereof through the TBA Effective Date.
Such financial statements shall fairly present, in all material respects, the financial position and results of operations of the Station and the Business as at the dates and for the periods indicated, and shall be prepared on a basis consistent and in accordance with the basis upon which the financial statements identified in Section 3.4 were
                                                                                                    -----------
prepared.

Section 5.9.      Administrative Violations.  If the Emmis Entities receive any finding, order, complaint, citation or
                  -------------------------
notice prior to the Closing Date which states that any aspect of the Station's operations violates any rule or regulation of the FCC or of any other Governmental Body (an “Administrative Violation”), including, without limitation, any rule or regulation concerning environmental protection, the employment of labor, or equal employment opportunity, the Emmis
Entities shall promptly notify Buyer of the Administrative Violation, shall use their best efforts to remove or correct the Administrative Violation, and be responsible for the payment of all costs associated therewith, including any fines or back pay that may be assessed.

Section 5.10.     Bulk Sales Act.  Each Emmis Entity agrees to jointly and severally indemnify, defend, and hold Buyer
                  --------------
harmless against any claims, liabilities, costs, or expenses, including reasonable attorneys' fees, that Buyer may incur as a result of the failure to comply with the bulk sales provisions of the Uniform Commercial Code or similar laws with respect to the transactions contemplated hereby.

Section 5.11.     Adverse Developments.  The Emmis Entities and Buyer shall promptly notify the other of any unusual or
                  --------------------
materially adverse developments of which the Emmis Entities or Buyer, as the case may be, acquire knowledge that occur prior to Closing with respect to the Purchased Assets or the operation of the Station or the Business; provided, however,
                                                                                                       --------  -------
that the Emmis Entities' compliance with the disclosure requirements of this Section 5.11 shall not relieve the Emmis
                                                                             ------------
Entities of any obligation with respect to any representation, warranty or covenant of the Emmis Entities in this
Agreement or waive any condition to Buyer's obligations under this Agreement.

Section 5.12.     Additional Covenant.  The Emmis Entities and Buyer shall make all commercially reasonable efforts to
                  -------------------
cause the consummation of the transactions contemplated by this Agreement.  The Emmis Entities and Buyer shall not take any action that is inconsistent with their obligations under this Agreement in any material respect or that could reasonably be expected to hinder or delay the consummation of the transactions contemplated by this Agreement.

Section 5.13.     No Solicitation Covenant.  The Emmis Entities shall not, and shall use their respective best efforts to
                  -------------------------
cause their respective Affiliates, representatives and agents (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly, through any officer, director, agent or otherwise, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals or offers by, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than the Buyer and its representatives and agents, concerning (i) any sale of all or any portion of the Purchased Assets, the Business or the Station, (ii) any merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving the Purchased Assets, the
Business or the Station, or (iii) any transaction that would have an effect similar to the transactions described in (i)
or (ii) (each such transaction being referred to herein as a “Proposed Acquisition Transaction”).  Each Emmis Entity
hereby represents that it is not engaged in discussions or negotiations with any party other than Buyer with respect to any Proposed Acquisition Transaction.

Section 5.14.     Copies of FCC Applications.  The Emmis Entities shall promptly deliver to Buyer copies of any
                  --------------------------
applications filed with the FCC with respect to the Station upon filing the same with the FCC.

Section 5.15.     Estoppel Certificates.  The Emmis Entities shall use commercially reasonable efforts to obtain an
                  ---------------------
executed version of an estoppel certificate from the landlord under the lease of the Station's broadcast tower site in a form reasonably acceptable to Buyer.

Section 5.16.     Trade Agreements.  From the date of this Agreement through the Closing, without the prior written
                  ----------------
consent of the Buyer which shall not be unreasonably withheld, the Emmis Entities shall not modify or amend any existing
Trade Agreements or enter into any new Trade Agreements.

Section 5.17.     Leasehold Title Insurance.  If Buyer chooses to obtain leasehold title insurance with respect to the
                  -------------------------
lease of the Station's broadcast tower site, the Emmis Entities shall cooperate as reasonable requested by Buyer in assisting Buyer at its expense to obtain such insurance, provided that obtaining such insurance shall not be a condition precedent to Buyer's obligation to close the transactions contemplated by this Agreement.

Section 5.18.     Non-Compete Covenant.
                  --------------------
                  (a)      As a material inducement for Buyer to enter into this Agreement, the Emmis Entities covenant and agree that during the two (2) year period commencing on the date of this Agreement, neither of the Emmis Entities nor any of their Affiliates shall adopt, maintain or otherwise use any variant of a “Hot Adult Contemporary” or a
“Modern/Alternative Adult Contemporary” format for the broadcast programming of the Other Station; provided, however, that
(i) such restriction shall not apply to any person or entity as the owner of the Other Station other than the Emmis
Entities or any of their Affiliates, (ii) such restriction shall not apply to the Emmis Entities or any of their
Affiliates as the owner or operator of any other radio station, and (iii) continued use of the Other Station's current broadcast programming format shall not violate such restriction.

                  (b)      The Emmis Entities acknowledge and agree that the restriction in Section 5.18(a) is reasonable
                                                                                            ---------------
in scope and duration and necessary to protect the legitimate business interests of Buyer as the owner of the Station.
The Emmis Entities further agree that Buyer shall be irreparably harmed in the event of a breach by the Emmis Entities of such restriction, and that in such event, Buyer shall be entitled to injunctive relief to enforce such restriction in addition to any other remedy available at law or in equity in connection with such a breach.  In any action to enforce such restriction, the Emmis Entities shall waive the defense that there is another adequate remedy at law or equity and agree that Buyer shall have the right to enforce such restriction under the terms of this Section 5.18 without being
                                                                                          ------------
required to prove actual damages, post bond or furnish other security.

ARTICLE VI

                                                   ADDITIONAL AGREEMENTS

Section 6.1.      Taxes; Sales, Use and Transfer Taxes.
                  ------------------------------------

(a)      Subject to the terms of the TBA, the Emmis Entities shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business, the Station or the Purchased Assets, in each case attributable to periods (or portions thereof) ending prior to the Closing Date.  Subject to the TBA, Buyer shall be liable for and shall pay all
Taxes (whether assessed or unassessed) applicable to the Business, the Station or the Purchased Assets, in each case attributable to periods (or portions thereof) beginning on and after the Closing Date.  For purposes of this Section
                                                                                                             --------
6.1(a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending
------
on the day preceding the Closing Date and the other beginning on the Closing Date.

(b)      Any sales, use or other transfer Taxes payable by reason of transfer and conveyance of the Business, the Station or the Purchased Assets hereunder and any documentary stamp or transfer Taxes payable by reason of the real estate or interests therein included in the Purchased Assets shall be borne equally by Buyer and the Emmis Entities.  Except as otherwise provided in Section 5.3, all fees relating to any filing with any Governmental Body required for transfer and
                      -----------
conveyance of the Business, the Station or the Purchased Assets hereunder, other than amounts (including Taxes) owing to any Governmental Body as of the date hereof or with respect to events occurring prior to the date hereof, shall be borne equally by Buyer and the Emmis Entities.

(c)      The Emmis Entities or Buyer, as the case may be, shall provide reimbursement for any Tax paid by the other party all or a portion of which is the responsibility of the Emmis Entities or Buyer, as the case may be, in accordance with the terms of this Section 6.1.  Within a reasonable time prior to the payment of any said Tax, the party paying such Tax
                  -----------
shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

Section 6.2.      Employees; Employee Benefit Plans.
                  ---------------------------------

(a)      On the TBA Effective Date, Buyer may extend offers of employment to employees of the Station or those employees listed on Schedule 6.2 whom it desires to offer employment (other than any employees of the Emmis Entities who remain
          ------------
employees of those corporations in accordance with the requirements of the TBA) on such terms and conditions that Buyer shall determine in its own discretion (such employees who accept Buyer's offer of employment hereinafter referred to as the “Transferred Employees”).  Nothing in this Agreement shall obligate Buyer to hire any employees of either of the
Emmis Entities.  Each Emmis Entity waives any claims against Buyer or any of the Transferred Employees arising from such employment, including, without limitation, any claims arising from any employment agreement or non-compete agreement.
The Emmis Entities shall terminate the employment of all employees hired by Buyer effective on the TBA Effective Date and shall cooperate with, and use all reasonable efforts to assist, and not interfere with or impede Buyer in its efforts to secure satisfactory employment arrangements with the Transferred Employees to whom Buyer makes offers of employment.

(b)      Effective immediately upon the TBA Effective Date, each Transferred Employee shall be eligible to become a participant in such employee benefit plans (as such term is defined in Section 3(3) of ERISA) and such other programs and arrangements as may be provided by Buyer to similarly situated employees.  Buyer shall not be obligated to provide, nor shall assume any obligation or liability relating to, COBRA Coverage for any employee of an Emmis Entity or any beneficiary who incurs a qualifying event on or prior to the Closing Date.

(c)      The Emmis Entities shall be solely responsible for the Employee Plans and all obligations and liabilities thereunder.  Buyer shall not assume any of the Employee Plans or any obligation or liability thereunder.  The Emmis
Entities shall be responsible for, and shall indemnify and hold harmless Buyer from and against any adverse consequences that Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by, any actions taken by either Emmis Entity or any ERISA Affiliate with respect to an Employee Plan.

(d)      Except as otherwise provided in Section 6.2, the Emmis Entities will remain responsible for all claims under the
                                         -----------
applicable Employee Plans for health, accident, sickness, and disability benefits deemed incurred prior to the TBA
Effective Date by Transferred Employees regardless of whether payment is made after the TBA Effective Date.  For all purposes under such Employee Plans, employees will be considered to have terminated employment with the Emmis Entity as of the TBA Effective Date.  For purposes of this Agreement:  (i) a claim for health benefits (including, without limitation, claims for medical, prescription drug and dental expenses) will be deemed to have been incurred on the date on which the related medical service or material was rendered to or received by the Transferred Employee claiming such benefit, (ii) a claim for sickness or disability benefits based on an injury or illness occurring on or prior to the TBA
Effective Date will be deemed to have been incurred prior to the TBA Effective Date, and (iii) in the case of any claim for benefits other than health benefits and sickness and disability benefits (e.g., life insurance benefits), a claim will be deemed to have been incurred upon the occurrence of the event giving rise to such claims.

(e)      Any preexisting condition clause in any of the health coverage (including medical, dental and disability coverage) included in Buyer's benefits programs shall be waived for the Transferred Employees to the extent such crediting does not result in the duplication of benefits.

(f)      Buyer agrees to provide a severance plan or policy for all Transferred Employees in accordance with state law or pursuant to the terms of any severance plan sponsored by Buyer.  Buyer shall assume all liability for severance pay and similar obligations payable to any Transferred Employee covered by any severance plan sponsored by Buyer.

(g)      Seller shall be responsible for all liabilities or obligations under the Worker Adjustment and Retraining
Notification Act and any state law equivalent statutes resulting from the events or actions contemplated by the TBA.

(h)      Each Emmis Entity will remain responsible for (i) all benefits payable under the terms of the Employee Plans to its employees who, as of the close of business on the day immediately preceding the TBA Effective Date, were determined to be disabled in accordance with the applicable provisions of the health, accident, sickness, salary continuation, or short-term or long-term disability benefit plans or programs of such Emmis Entity, and (ii) all benefits payable under the terms of the Employee Plans to its employees, who as of the close of business on the business day immediately preceding the TBA Effective Date, were receiving short-term disability benefits in accordance with the applicable provisions of the short term disability benefit plans or programs of such Emmis Entity; and (iii) all benefits payable under the terms of the Employee Plans to employees of an Emmis Entity who, as of the close of business on the business day immediately preceding the TBA Effective Date, were on any type of leave other than vacation leave.

(i)      Nothing contained herein, expressed or implied, is intended to confer upon any Transferred Employee any right to continued employment for any period of time by reason of this Agreement.  Nothing contained herein is intended to confer upon any Transferred Employee any particular term or condition of employment.

                  (j)      From and after the TBA Effective Date, Buyer shall assume and comply with each employment agreement identified on Schedule 3.18 as an “Assumed Contract.”
                        -------------

Section 6.3.      Control of Operations Prior to Closing Date.  Notwithstanding anything contained herein or in the TBA to
                  -------------------------------------------
the contrary, the Closing shall not be consummated prior to the grant by the FCC of the FCC Consent.  The Emmis Entities and Buyer acknowledge and agree that at all times commencing on the date hereof and ending on the Closing Date, except as set forth in and pursuant to the terms and conditions of the TBA, neither Buyer nor any of its employees, agents or representatives, directly or indirectly, shall, or have any right to, control, direct or otherwise supervise, or attempt to control, direct or otherwise supervise any of the management or operations of the Station, it being understood that the operation, management, control and supervision of all programs, equipment, operations and other activities of the
Station shall be the sole responsibility, and at all times prior to the Closing Date remain within the complete control and discretion, of the Emmis Entities, subject to the terms of Section 5.4 of this Agreement and the provisions of the
                                                               -----------
TBA.

Section 6.4.      Non-Solicitation of Employees.  Commencing with the TBA Effective Date and continuing for two (2) years
                  -----------------------------
thereafter, neither Emmis Entity nor any of their Affiliates shall directly or indirectly, for itself or on behalf of any other individual or entity, hire any Transferred Employee, or induce or attempt to induce any such Transferred Employee to leave his or her employment with any of the Buyer or any of its Affiliates.

Section 6.5.      Public Filings.  The Emmis Entities acknowledge that Buyer may be obligated to use the pre-Closing
                  --------------
financial statements of the Emmis Entities and other information in connection with filings under the Securities Act of
1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Public Filings”), to be issued or filed by
Buyer.  For a period of three (3) years from the Closing Date, the Emmis Entities shall cooperate in a commercially reasonable manner with Buyer so that Buyer can obtain information sufficient for Buyer to prepare such Public Filings, in each case the out-of-pocket costs for which shall be borne solely by Buyer.  The foregoing cooperation of the Emmis
Entities shall include (i) with respect to the period of time that the Station, the Purchased Assets and the Business was owned or controlled by an Emmis Entity, compiling the requisite financial information, including supplying financial information for purposes of comfort letters to be issued in connection with Public Filings, (ii) granting Buyer and its accountants full and complete access to the books and records of the Emmis Entities and to any personnel knowledgeable about such books and records (including the accountants of the Emmis Entities), in each case, to the extent reasonably requested by Buyer and (iii) with respect to the period of time that the Station, the Purchased Assets and the Business was owned or controlled by the Emmis Entities, signing customary management representation letters related to the financial statements and any comfort letters.  With respect to matters described in clause (i), for periods prior to the time the Station was owned or controlled by the Emmis Entities, the Emmis Entities agree to provide all relevant financial information in their possession with respect to such periods, to contact the former owners of the Station on behalf of Buyer and to assist Buyer in arranging access to financial information of such former owners.

Section 6.6.      Assignment and Assumption of Split Contracts.  The Emmis Entities shall use their commercially
                  --------------------------------------------
reasonable efforts to negotiate a division of the benefits and obligations of each Split Contract with the other party thereto on terms and conditions reasonably acceptable to Buyer such that the benefits and obligations under each Split
Contract are equitably divided between the Station and the Other Station (or, to the extent the economic benefits are currently enjoyed by any other stations of the Emmis Entities or their Affiliates, such benefits and obligations shall be equitably divided between the Station and the relevant Emmis Entity or Affiliate of such Entity).  Promptly upon the delivery of Buyer's consent to the terms and conditions of the division of the rights and obligations under any Split
Contract, the Emmis Entities shall assign such Split Contract to Buyer and Buyer shall assume such Split Contract.  To the extent the rights and obligations of any Split Contract have not been divided and assumed by Buyer on or prior to
Closing, the obligations of the parties under this Section 6.6 shall survive until the earlier of (i) the division and
                                                   -----------
assumption by Buyer of any Split Contract, or (ii) the expiration thereof.

Section 6.7.      Main Station License and Antenna Structure Registration.  The Emmis Entities shall use their
                  -------------------------------------------------------
commercially reasonable efforts to correct promptly the discrepancies described in Schedule 3.9(b) between the Station's
                                                                                   ---------------
main transmitter license and the Station's antenna structure registration relating to geographic coordinates and tower height.  Notwithstanding anything to the contrary in this Agreement, the Emmis Entities shall bear all costs arising out of or related to such corrective actions, including, but not limited to, filing fees, attorneys' fees and fees associated with services performed by engineering consultants.  Notwithstanding anything to the contrary in this Agreement, the obligations of the Emmis Entities set forth in this Section 6.7 shall survive and continue until such discrepancies are
                                                    -----------
fully corrected.

Section 6.8.      Shared Assets.  With respect to the Shared Assets to be divided and allocated between the Station and
                  -------------
the Other Station in accordance with the provisions of this Agreement, the TBA and the schedules thereto, in any agreement with the purchaser for the sale of the Other Station, the Emmis Entities shall cause such agreement to contain comparable duties and obligations for such purchaser of the Other Station as are contained in this Agreement, the TBA and the schedules thereto.

ARTICLE VII

                                            CONDITIONS PRECEDENT TO OBLIGATIONS
                                                            OF
                                                    THE EMMIS ENTITIES

                  The obligations of the Emmis Entities under this Agreement to consummate the Closing shall, at the option of the Emmis Entities, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

Section 7.1.      No Misrepresentation or Breach of Covenants and Warranties.
                  ----------------------------------------------------------

(a)      There shall have been no material breach by Buyer in the performance of any of its respective covenants and agreements contained herein.

(b)      Each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct in all material respects (without regard to any materiality limitation contained in any representation or warranty) on the Closing Date as though made on the Closing Date (except to the extent that they expressly speak as of a specific date or time other than the Closing Date, in which case they need only have been true and correct in all material respects as of such specified date or time), except for changes therein specifically permitted by this Agreement or the TBA.

(c)      Buyer shall have delivered to the Emmis Entities certificates, dated as of the Closing Date and signed on behalf of Buyer by its President or any Vice President, certifying that the conditions described in subsections (a) and (b)
above have been satisfied.

Section 7.2.      No Restraint or Litigation.
                  --------------------------

(a)      Any applicable waiting period under the HSR Act shall have expired or been terminated, and there shall not be in effect any preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a Governmental Body, no statute, rule, regulation or executive order shall have been promulgated or enacted by a
Government Body and there shall not be in effect any temporary restraining order of a court of competent jurisdiction, which, in any case, restrains or prohibits the transactions contemplated hereby.

(b)      There shall not be in existence any suit, action, proceeding or investigation instigated by a Governmental Body before any court or governmental agency or body to prohibit the transactions contemplated by this Agreement; provided,
                                                                                                             --------
however, that this condition may not be invoked by either of the Emmis Entities if any such action, suit, or proceeding
-------
was solicited or encouraged by, or instituted as a result of any act or omission of, either of the Emmis Entities in breach of this Agreement.

Section 7.3.      FCC Consent.  The FCC Consent shall have been granted without any condition or qualification which is
                  -----------
materially adverse to the Emmis Entities.

Section 7.4.      Payment.  Buyer shall have delivered the Purchase Price to the Emmis Entities in accordance with Section
                  --------                                                                                         --------
2.7.
---

Section 7.5.      Closing Documents.  Buyer shall deliver to the Emmis Entities all of the closing documents specified in
                  -----------------
Section 2.8(b), all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in
--------------
transactions of this type and reasonably acceptable to the Emmis Entities.

                  Notwithstanding the failure of any one or more of the foregoing conditions, the Emmis Entities may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver; provided, that Closing shall be deemed a waiver of only such conditions.
                --------

ARTICLE VIII

                                       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                  The obligations of Buyer under this Agreement to consummate the Closing shall, at the option of Buyer, be subject to the satisfaction on or prior to the Closing Date, of the following conditions:

Section 8.1.      No Misrepresentation or Breach of Covenants and Warranties.
                  ----------------------------------------------------------

(a)      There shall have been no material breach by either Emmis Entity in the performance of any of its respective covenants and agreements contained herein.

(b)      Each of the representations and warranties of each Emmis Entity contained or referred to in this Agreement shall be true and correct in all material respects (without regard to any materiality limitation contained in any representation or warranty) on the Closing Date as though made on the Closing Date (except to the extent that they expressly speak as of a specific date or time other than the Closing Date, in which case they need only have been true and correct in all material respects as of such specified date or time), except for changes therein specifically permitted by this Agreement or the TBA.

(c)      The Emmis Entities shall have delivered to Buyer certificates, dated as of the Closing Date and signed on behalf of each Emmis Entity by its President or any Vice President, certifying that the conditions described in subsections (a)
and (b) above have been satisfied.

Section 8.2.      No Restraint or Litigation.
                  --------------------------

(a)      Any applicable waiting period under the HSR Act shall have expired or been terminated, and there shall not be in effect any preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a Governmental Body, no statute, rule, regulation or executive order shall have been promulgated or enacted by a
Government Body and there shall not be in effect any temporary restraining order of a court of competent jurisdiction, which, in any case, restrains or prohibits the transactions contemplated hereby.

(b)      There shall not be in existence any suit, action, proceeding or investigation instigated by a Governmental Body before any court or governmental agency or body to prohibit the transactions contemplated by this Agreement; provided,
                                                                                                             --------
however, that this condition may not be invoked by Buyer if any such action, suit, or proceeding was solicited or
-------
encouraged by, or instituted as a result of any act or omission of, Buyer in breach of this Agreement.

Section 8.3.      FCC Consent.  The FCC Consent shall have been granted without any condition or qualification which is
                  -----------
materially adverse to Buyer or to the operation of the Station and no objection, opposition or other filing raising issues concerning the Assignment Applications (an “Assignment Opposition”) shall have been filed.  In the event an
Assignment Opposition has been filed which, in the reasonable judgment of Buyer and Buyer's FCC counsel, could lead to denial or designation for hearing of the Assignment Applications or to the imposition of any condition or qualification materially adverse to the operation of the Station, then the FCC Consent shall have become a Final Order.

Section 8.4.      Station Licenses.  On the Closing Date, Emmis License shall be the lawful holder of the Station
                  ----------------
Licenses, and the Station Licenses shall be in full force and effect, in accordance with their terms.

Section 8.5.      Closing Documents.  The Emmis Entities shall deliver to Buyer all of the closing documents specified in
                  -----------------
Section 2.8(a), all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in
--------------
transactions of this type and reasonably acceptable to Buyer.

Section 8.6.      Third Party Consents.  The Emmis Entities shall have obtained all consents required under the Material
                  --------------------
Station Agreements in connection with the consummation of the Transaction (a “Required Consent”), such that after the
Closing the Buyer will continue to enjoy all of their rights and privileges under the Material Station Agreements subject only to the same obligations as are currently binding thereunder, pursuant to the present terms thereof.

Section 8.7.      Satisfactory Environmental Assessments.  Buyer shall have received the Environmental Assessments, and
                  --------------------------------------
such Environmental Assessments shall not reflect (i) the existence of conditions in any material respect contrary to any representation or warranty in this Agreement; or (ii) the presence of any Contaminant on the Station's broadcast tower site that would cause Buyer as the owner of the Station to incur or be obligated for any material cost or liability for the removal or the remediation of any such Contaminant.

                  Notwithstanding the failure of any one or more of the foregoing conditions, Buyer may proceed with the
Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver;
provided, that Closing shall be deemed a waiver of any such conditions.
--------

ARTICLE IX

                                                      INDEMNIFICATION

Section 9.1.      Indemnification by the Emmis Entities  Each Emmis Entity agrees jointly and severally to indemnify and
                  -------------------------------------
hold harmless each Buyer Group Member from and against any and all Loss and Expense incurred by such Buyer Group Member in connection with or arising from:

(i)      any breach by either Emmis Entity of, or any other failure of either Emmis Entity to perform, any of its covenants, agreements or obligations in this Agreement or in any Emmis Entities Ancillary Agreement;

(ii)     any breach of any warranty or the inaccuracy of any representation of either Emmis Entity contained or referred to in this Agreement or any certificate delivered by or on behalf of either Emmis Entity pursuant hereto;

(iii)    any Encumbrances on the Purchased Assets except for Permitted Encumbrances;

(iv)     all Administrative Violations and alleged Administrative Violations of either Emmis Entity occurring prior to the
                  Closing Date (except to the extent caused by Buyer's actions under the TBA);

(v)      the litigation described on Schedule 3.20;
                                     -------------

(vi)     the failure of either Emmis Entity to perform and discharge any Excluded Liabilities;

(vii)    any actions of the Emmis Entities or their Affiliates, their employees, contractors or agents (including their negligence) in performing or failing to perform any of their obligations under the TBA; and

(viii)   subject to Section 9.7, Buyer's being required to remove the Station's broadcast antenna from its current
                    -----------
                  location because of the exercise, on or before May 4, 2004 (consistent with the terms of the Letter
                  Agreement), by the landlord under the Lease and License Agreement, dated as of February 27, 1998, by and among KGWN Inc. and Shamrock Broadcasting License of Denver, Inc. (the “Antenna Lease”) of the
                  landlord's early right of termination thereunder upon 180 days' advance written notice (the “Antenna
                  Lease Early Termination Right”).
                  -----------------------------

provided, however, that if Closing occurs, the Emmis Entities shall not be required to indemnify and hold harmless
--------  -------
pursuant to clause (ii) with respect to Loss and Expense incurred by Buyer Group Members until the aggregate amount of all such Loss and Expense exceeds One Hundred Twenty-Five Thousand Dollars ($125,000) (the “Threshold Amount”), in which event the Emmis Entities shall be liable for Seventy-Five Thousand Dollars ($75,000) of the Threshold Amount plus the full amount of such Losses and Expenses in excess of the Threshold Amount; provided, however, that if Closing occurs, the
                                                                           --------  -------
aggregate amount of Losses and Expenses incurred by Buyer Group Members that the Emmis Entities shall be required to indemnify and hold harmless against pursuant to clauses (ii) and (viii) shall not exceed Seventeen Million Six Hundred
Thousand Dollars ($17,600,000).  In determining whether the Emmis Entities shall be obligated to indemnify Buyer under this Section 9.1, once the Threshold Amount has been satisfied, each representation and warranty (except those in Section
     -----------                                                                                                  --------
3.4) and each covenant  (except in Section 5.8) contained in this Agreement for which indemnity may be sought hereunder
---                                -----------
shall be read solely for purposes of determining whether a breach of such representation, warranty or covenant has occurred without regard to materiality qualifications (including Material Adverse Effect) that may be contained therein.
The indemnification provided for in this Section 9.1 shall terminate two (2) years after the Closing Date (and no claims
                                         -----------
shall be made by any Buyer Group Members under this Section 9.1 thereafter), except that the indemnification by the Emmis
                                                    -----------
Entities shall continue in any event as to:

                  (A)  the covenants of the Emmis Entities set forth in Sections 2.10, 6.1, 6.2, 6.5, 6.6, 6.7, 6.8, 11.2
                                                                        -------------  ---  ---  ---  ---  ---  ---  ----
         or 11.10, as to all of which no time limitation shall apply other than the full period of any applicable statute
            -----
         of limitations plus sixty (60) days;

                  (B)  any Loss or Expense incurred by any Buyer Group Member in connection with or arising out of the failure of the Emmis Entities to perform any Excluded Liability, as to which no time limitation shall apply;

                  (C)  any Loss or Expense of which any Buyer Group Member has notified the Emmis Entities in accordance with the requirements of Section 9.3 on or prior to the date such indemnification would otherwise terminate in
                                  -----------
         accordance with this Section 9.1, as to which the obligation of the Emmis Entities shall continue until the
                              -----------
         liability of the Emmis Entities shall have been determined pursuant to this Article IX, and the Emmis Entities
                                                                                     ----------
         shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with this Article IX;
              ----------

                  (D)  the representations and warranties of the Emmis Entities set forth in Sections 3.7, 3.22, or 3.23,
                                                                                             ------------  -----    ----
         as to all of which no time limitation shall apply other than the full period of any applicable statute of limitations plus sixty (60) days; and

                  (E)  the representations and warranties of the Emmis Entities set forth in Section 3.15, as to which no
                                                                                             ------------
         time limitation shall apply.

                  (F)  the indemnification obligation under Section 9.1(viii), which shall continue until November 1, 2004.
                                                            -----------------

Section 9.2.      Indemnification by Buyer.  Subject to the limitation on the Emmis Entities' right to indemnification
                  ------------------------
arising from the exclusive nature of the remedy of liquidated damages in the event of termination of this Agreement by the Emmis Entities and the application of Section 2.5(c) as set forth in Section 10.2, Buyer agrees to indemnify and hold
                                          --------------                 ------------
harmless each Emmis Group Member from and against any and all Loss and Expense incurred by such Emmis Group Member in connection with or arising from:

(i)      any breach by Buyer, or any other failure of Buyer to perform, any of its covenants, agreements or obligations in this Agreement or in any Buyer Ancillary Agreement;

(ii)     any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this
                  Agreement or any certificate delivered by or on behalf of Buyer pursuant hereto;

(iii)    the failure of Buyer to perform any of the Assumed Liabilities and Buyer's (or any successor's or assignee's)
                  operation of the Business and/or the ownership and/or use of the Purchased Assets after the Closing
                  Date;

(iv)     all Administrative Violations and alleged Administrative Violations of the Emmis Entities occurring for the first time after the Closing Date; and

(v)      any action or failure of Buyer to perform or discharge its obligations under the TBA.

provided, however, that if Closing occurs, Buyer shall not be required to indemnify and hold harmless pursuant to
--------  -------
clause (ii) with respect to Loss and Expense incurred by Emmis Group Members until the aggregate amount of all such Loss and Expense exceeds One Hundred Twenty-Five Thousand Dollars ($125,000) (the “Threshold Amount”), in which event Buyer shall be liable for Seventy-Five Thousand Dollars ($75,000) of the Threshold Amount plus the full amount of such Losses and Expenses in excess of the Threshold Amount; provided, however, that if Closing occurs, the aggregate amount of Losses
                                                --------  -------
and Expenses incurred by Emmis Group Members that Buyer shall be required to indemnify and hold harmless against pursuant to clauses (ii) shall not exceed Seventeen Million Six Hundred Thousand Dollars ($17,600,000).  In determining whether
Buyer shall be obligated to indemnify the Emmis Entities under this Section 9.2, once the Threshold Amount has been
                                                                    -----------
satisfied, each representation and warranty and each covenant contained in this Agreement for which indemnity may be sought hereunder shall be read solely for purposes of determining whether a breach of such representation, warranty or covenant has occurred without regard to materiality (including Material Adverse Effect) qualifications that may be contained therein.  The indemnification provided for in this Section 9.2 shall terminate two (2) years after the Closing
                                                             -----------
Date (and no claims shall be made by any Emmis Group Member under this Section 9.2 thereafter), except that the
                                                                       -----------
indemnification by Buyer shall continue in any event as to:

                  (A)      the covenants of Buyer set forth in Sections 2.10, 6.1, 6.2, 11.2 or 11.10, as to all of which
                                                               -------------  ---  ---  ----    -----
         no time limitation shall apply other than the full period of any applicable statute of limitations plus sixty
         (60) days;

                  (B)      any Loss or Expense incurred by any Emmis Group Member in connection with or arising out of the failure of Buyer to perform any Assumed Liabilities, as to which no time limitation shall apply; and

                  (C)      any Loss or Expense of which any Emmis Group Member has notified Buyer in accordance with the requirements of Section 9.3 on or prior to the date such indemnification would otherwise terminate in accordance
                         -----------
         with this Section 9.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have
                   -----------
         been determined pursuant to this Article IX, and Buyer shall have reimbursed all Emmis Group Members for the full
                                          ----------
         amount of such Loss and Expense in accordance with this Article IX.
                                                                 ----------

Section 9.3.      Notice of Claims.
                  ----------------

(a)      Any Buyer Group Member or Emmis Group Member seeking indemnification hereunder (the “Indemnified Party”) shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a written notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based.  The failure of any Indemnified Party to give the
Claim Notice promptly as required by this Section 9.3 shall not affect such Indemnified Party's rights under this Article
                                          -----------                                                             --------
IX except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnitor.
--

(b)      After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article IX shall be determined: (i) by the written agreement between the Indemnified Party
                             ----------
and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree in writing.  The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.  The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

Section 9.4.      Third Person Claims.
                  -------------------

(a)      In order for a party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party, such Indemnified
Party must notify the Indemnitor in writing, and in reasonable detail, of the third Person claim promptly after receipt by such Indemnified Party of written notice of the third Person claim.  Thereafter, the Indemnified Party shall promptly deliver to the Indemnitor copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim.  Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person claim, the Indemnified Party must notify the Indemnitor with a copy of the complaint within five (5) business days after receipt thereof and shall deliver to the Indemnitor within seven (7) business days after the receipt of such complaint copies of notices and documents (including court papers) physically served upon the Indemnified
Party relating to the third Person claim.  The failure of any Indemnified Party to give the Claim Notice promptly (or in five (5) business days in the case of service of a complaint upon the Indemnified Party) as required by this Section 9.4
                                                                                                             -----------
shall not affect such Indemnified Party's rights under this Article IX except to the extent such failure is actually
                                                            ----------
prejudicial to the rights and obligations of the Indemnitor.

(b)      In the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the
Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided,
                                                                                                           --------
however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its
-------
expense.  The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.  To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, reasonably acceptable to the Indemnitor, at the expense of the
Indemnitor, and control the defense of such proceeding.  Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit liability without the consent of the other party, such consent not to be unreasonably withheld.  After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the
Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier's check within thirty (30) days after the date of such notice.

(c)      To the extent of any inconsistency between this Section 9.4 and Section 6.1(c), the provisions of Section 6.1(c)
                                                         -----------     --------------                    --------------
shall control.

Section 9.5.      Limitations.
                  -----------

(a)      In any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Article IX, such Indemnified Party shall promptly pay over to
                                                           ----------
the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

(b)      Except in claims of common law fraud or except for remedies that cannot be waived as a matter of law and injunctive and provisional relief, if the Closing occurs, this Article IX shall be the exclusive remedy for breaches of
                                                               ----------
this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement).

Section 9.6.      Mitigation.  Each of the parties agrees to take all reasonable steps to mitigate their respective Losses
                  ----------
and Expenses upon and after becoming aware of any event or condition which could reasonably be expected to give rise to any Losses and Expenses that are indemnifiable hereunder.

Section 9.7.      Broadcast Antenna.
                  -----------------

(a)      The Emmis Entities' indemnification obligation under Section 9.1(viii) shall be subject to the terms and
                                                              ----------------
provisions of this Section 9.7.
                   -----------

(b)      As used in this Agreement, the term “Antenna Landlord” shall mean the landlord under the Antenna Lease.

(c)      Buyer shall comply with the terms and conditions set forth in the Letter Agreement; Buyer shall comply in all material respects with the terms and provisions of the Option Agreement dated as of December 24, 2001 between the Tribune
Entities and Buyer; and Buyer shall, from and after the Closing Date, comply in all material respects with the terms and conditions of the Antenna Lease.

(d)      If Buyer receives the Antenna Landlord's notice of its exercise of the Antenna Lease Early Termination Right,
Buyer shall promptly furnish the Emmis Entities with a copy of such notice.

(e)      Buyer and the Emmis Entities shall cooperate as reasonably requested by the other in taking such action as reasonably necessary to mitigate, consistent with Section 9.6, the Losses and Expenses indemnifiable pursuant to Section
                                                  -----------                                                    --------
9.1(viii).  Such actions shall include, but not be limited to, attempting to persuade the Antenna Landlord not to
---------
exercise the Antenna Lease Early Termination Right or, if exercised, to withdraw such exercise; provided, that Buyer
                                                                                                --------
shall not be required to pay or incur any cost or expense with respect to such attempts to persuade the Antenna Landlord not to exercise the Antenna Lease Early Termination Right.

ARTICLE X

                                                 TERMINATION AND REMEDIES

Section 10.1.     Termination.
                  -----------

(a)      Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing:

(i)      by the mutual written consent of Emmis Radio and Buyer;

(ii)     provided that neither Emmis Entity is then in material breach of this Agreement, by written notice from Emmis
                  Radio in the event of a material breach by Buyer of any of its agreements, representations or warranties contained in this Agreement, and the failure of Buyer to cure such breach within thirty (30) days after receipt of written notice from Emmis Radio requesting such breach to be cured;

(iii)    provided that Buyer is not then in material breach of this Agreement, by written notice from Buyer in the event of a material breach by either Emmis Entity of any of its respective agreements, representations or warranties contained in this Agreement, and the failure of the Emmis Entities to cure such breach within thirty (30) days after receipt of written notice from Buyer requesting such breach to be cured;

(iv)     provided that the terminating party is not then in material breach of this Agreement, by written notice from
                  Emmis Radio or Buyer if any court of competent jurisdiction in the United States or other United States
                  Governmental Body shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(v)      by written notice from Emmis Radio or Buyer if, for any reason, the Assignment Applications are designated for hearing by the FCC; provided, however, that notice of termination must be given within twenty (20) days
                                      --------  -------
                  after release of the hearing designation order and that the party giving such notice is not in default and has otherwise complied with its obligations under this Agreement;

(vi)     provided that the terminating party is not then in material breach of this Agreement, by written notice from
                  Emmis Radio or Buyer, if the TBA Effective Date shall not have occurred by June 1, 2002; provided,
                                                                                                           --------
                  however, that the right to terminate this Agreement under this Section 10.1(a)(vi) shall not be
                  -------                                                        -------------------
                  available to any party whose failure to fulfill any obligation under this Agreement or the TBA shall have been the cause of, or resulted in, the failure of the TBA Effective Date to occur prior to such date;

(vii)    provided that the terminating party is not then in material breach of this Agreement, by written notice from
                  Emmis Radio or Buyer if the Closing shall not have occurred on or before one (1) year from date of
                  Agreement (or such later date as may be mutually agreed to by the Emmis Entities and Buyer); provided,
                                                                                                               --------
                  however, that the right to terminate this Agreement under this Section 10.1(a)(vii) shall not be
                  -------                                                        --------------------
                  available to any party whose failure to fulfill any obligation under this Agreement or the TBA shall have been the cause of, or resulted in, the failure of the Closing to occur prior to such date;

(viii)   by written notice from Buyer pursuant to the provisions of Section 11.13(a)(ii) hereof;
                                                                    --------------------

(ix)     by written notice from Buyer, pursuant to the provisions of Section 11.13(b) hereof; and
                                                                     ----------------

(x)      by written notice from Buyer or the Emmis Entities pursuant to Section 5.6.
                                                                        -----------

(b)      In the event that this Agreement shall be terminated pursuant to this Article X, all further obligations of the
                                                                               ---------
parties under this Agreement (other than Sections 5.7, 11.2 through 11.5 and 11.7 through 11.16, and Articles IX and X)
                                         ------------  ----         ----     ----         -----      -----------     -
shall be terminated without further liability of any party to the other, except that each party shall remain liable to the other party hereto for any breach of its obligations under this Agreement prior to such termination.

Section 10.2.     Emmis Entities' Remedies.  If this Agreement is terminated by Emmis Radio and Section 2.5(c) applies,
                  ------------------------                                                      --------------
Buyer and the Emmis Entities agree that (i) the Emmis Entities shall be entitled to receive from Buyer upon such termination, as liquidated damages and not as a penalty, Seventeen Million Six Hundred Thousand Dollars ($17,600,000)
(the “Liquidated Damage Amount”), which, subject to Section 11.16, shall constitute the sole and exclusive remedy of the
Emmis Entities for Buyer's breach of this Agreement if Closing does not occur; (ii) the Emmis Entities shall be entitled to collect a portion of the Liquidated Damage Amount by receiving a disbursement of the Earnest Money Deposit held by the
Escrow Agent pursuant to the Escrow Agreement; and (iii) the Emmis Entities shall be entitled to pursue any other remedy available to recover the full amount of the Liquidated Damage Amount from Buyer, provided that, subject to Section 11.16,
                                                                                                           -------------
the total monetary damages (including any amount received from the Escrow Agent under the Escrow Agreement) to which the
Emmis Entities shall be entitled shall not exceed the Liquidated Damage Amount.  BUYER ACKNOWLEDGES AND AGREES THAT THE
EMMIS ENTITIES' RECEIPT OF THE LIQUIDATED DAMAGE AMOUNT SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER AND NOT
A PENALTY AND THAT THE LIQUIDATED DAMAGE AMOUNT IS REASONABLE IN LIGHT OF THE SUBSTANTIAL BUT INDETERMINATE HARM
ANTICIPATED TO BE CAUSED BY BUYER'S MATERIAL BREACH OR DEFAULT UNDER THIS AGREEMENT, THE DIFFICULTY OF PROOF OF LOSS AND
DAMAGES, THE INCONVENIENCE AND NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE
TRANSACTIONS TO BE CONSUMMATED HEREUNDER.

Section 10.3.     Buyer's Remedies.  The Emmis Entities acknowledge that the Station is of a special, unique and
                  -----------------
extraordinary character, and that damages alone are an inadequate remedy for a breach of this Agreement by the Emmis
Entities.  Accordingly, as an alternative to termination of this Agreement under Section 10.1, Buyer shall be entitled,
                                                                                 ------------
in the event of the Emmis Entities' breach, to enforcement of this Agreement (subject to obtaining any required approval of the FCC or the Department of Justice) by a decree of specific performance or injunctive relief requiring the Emmis
Entities to fulfill their obligations under this Agreement.  Such right of specific performance or injunctive relief shall be in addition to, and not in lieu of, Buyer's right to recover damages and to pursue any other remedies available to Buyer for the Emmis Entities' breach.  In any action to specifically enforce the Emmis Entities' obligations contemplated by this Agreement, the Emmis Entities shall waive the defense that there is an adequate remedy at law or in equity and agree that Buyer shall be entitled to obtain specific performance of the Emmis Entities' obligations contemplated by this Agreement without being required to prove actual damages, post bond or furnish other security.  As a condition to seeking specific performance, Buyer shall not be required to tender the Purchase Price as contemplated by
Section 2.6 but shall be required to demonstrate that Buyer is ready, willing and able to tender the Purchase Price as
-----------
contemplated by such Section.

Section 10.4.     Termination Notice.  Each notice given by a party pursuant to Section 10.1(a) to terminate this
                  ------------------                                            ---------------
Agreement shall specify the Subsection of Section 10.1(a) pursuant to which the notice is given.  If at the time a party
                                          ---------------
gives a termination notice, the party is entitled to give the notice pursuant to more than one Subsection of Section
                                                                                                             --------
10.1(a) , the Subsection pursuant to which the notice is given and termination is effected shall be deemed to be the
--------
Subsection specified in the notice; provided, that the party giving the notice is at such time entitled to terminate this
                                    --------
Agreement pursuant to the specified Subsection.

ARTICLE XI

                                                    GENERAL PROVISIONS

Section 11.1.     Survival of Representations, Warranties and Obligations.  All representations, warranties, covenants and
                  -------------------------------------------------------
obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this
Agreement; provided, however, that, except as otherwise provided in Article IX, the representations and warranties
           --------  -------                                        ----------
contained in Articles III and IV of this Agreement shall terminate two (2) years after the Closing Date.  Notwithstanding
             ------------     --
the foregoing or anything to the contrary contained in this Agreement, (a) the representations and warranties contained in Sections 3.7, 3.22 and 3.23, shall survive for other than the full period of any applicable statute of limitations
   ------------  ----     ----
plus sixty (60) days, and (b) the representations and warranties contained in Section 3.15 shall survive without
                                                                              ------------
limitation.  Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in Article III or IV after the date on which such representations and warranties terminate as set forth in this
             -----------    --
Section 11.1.
------------

Section 11.2.     Confidential Nature of Information.  Each party agrees that it will treat in confidence all documents,
                  ----------------------------------
materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith.  Without limiting the right of either party to pursue all other legal and equitable rights available to it for violation of this
Section 11.2 by the other party, it is agreed that other remedies cannot fully compensate the aggrieved party for such a
------------
violation of this Section 11.2 and that the aggrieved party shall be entitled to injunctive relief to prevent a violation
                  ------------
or continuing violation hereof.

Section 11.3.     Governing Law; Venue.  This Agreement and the transactions contemplated hereby shall be governed by and
                  --------------------
construed in accordance with the laws of the State of New York without reference to its choice of law rules.

Section 11.4.     Notices.  All notices or other communications required or permitted hereunder shall be in writing and
                  -------
shall be deemed given or delivered when delivered personally or by messenger or 72 hours after having been sent by registered or certified mail or when delivered by private courier addressed as follows:

                  If to Emmis Radio or Emmis License:

                  c/o Emmis Communications Corporation
                  One Emmis Plaza
                  40 Monument Circle, Suite 700
                  Indianapolis, Indiana  46204
                  Attention:  Jeffrey H. Smulyan, Chairman
                  Attention:  J. Scott Enright, Esq.

                  With a copy to:

                  Emmis Communications Corporation
                  15821 Ventura Boulevard, Suite 685
                  Encino, California  91436
                  Attention:  Gary Kaseff, Esq.

                  and

                  Bose McKinney & Evans LLP
                  135 N. Pennsylvania Street, Suite 2700
                  Indianapolis, Indiana  46204
                  Attention:  David L. Wills

                  If to Buyer, to:

                  Entercom Communications Corp.
                  401 City Avenue
                  Suite 409
                  Bala Cynwyd, Pennsylvania 19004
                  Attention:  David Field

                  with a copy to:

                  Latham & Watkins
                  555 Eleventh Street, N.W.
                  Suite 1000
                  Washington, D.C.  20004
                  Attn:  Joseph D. Sullivan

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

Section 11.5.     Assignment; Successors and Assigns.
                  ----------------------------------

(a)      The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other parties hereto.  Notwithstanding the foregoing, (i) Buyer may make a collateral assignment of its rights under this Agreement for the benefit of its senior lenders, and the Emmis Entities agree to execute acknowledgments of any assignment(s) and collateral assignment(s) pursuant to this Section 11.5 in such forms as
                                                                                           ------------
Buyer or Buyer's lender(s) may from time to time reasonably request, (ii) either party may assign all or a part of their rights under this Agreement to an Affiliate of the assigning party, and (iii) either party may assign all or a part of their rights under this Agreement in the case of a merger, consolidation or change of control.  As to Buyer making an assignment pursuant to (ii) in the preceding sentence, the following shall apply: (w) the representations and warranties of Buyer hereunder shall be true and correct in all respects as applied to the assignee, (x) both Buyer and the assignee shall execute and deliver to the Emmis Entities a written instrument in form and substance satisfactory to the Emmis
Entities within their reasonable judgment in which both Buyer and the assignee agree to be jointly and severally liable for performance of all of Buyer's obligations under this Agreement, (y) such assignment shall not materially delay issuance of the FCC Consent, and (z) Buyer and the assignee shall deliver such other documents and instruments as reasonably requested by the Emmis Entities, including appropriate certified resolutions of the boards of directors of
Buyer and the assignee.

(b)      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by this Section 11.5 any right, remedy or claim under
                                                                           ------------
or by reason of this Agreement.

Section 11.6.     Access to Records after Closing.
                  -------------------------------

(a)      For a period of six (6) years after the Closing Date, the Emmis Entities and their representatives shall have reasonable access to all of the books and records of the Business transferred to Buyer hereunder to the extent that such access may reasonably be required by the Emmis Entities in connection with matters relating to or affected by the operations of the Business prior to the Closing Date.  Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours.  The Emmis Entities shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 11.6(a).  If Buyer shall desire to dispose of any of such books and
                                         ---------------
records prior to the expiration of such six-year period, it shall, prior to such disposition, give the Emmis Entities a reasonable opportunity, at the Emmis Entities’ expense, to segregate and remove such books and records as the other party may select.

(b)      For a period of six (6) years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which the Emmis Entities or any of their Affiliates may retain after the Closing Date.  Such access shall be afforded by the Emmis Entities and their Affiliates upon receipt of reasonable advance notice and during normal business hours.  Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 11.6(b).  If the Emmis Entities or any of their Affiliates shall desire to
                                ---------------
dispose of any of such books and records prior to the expiration of such six-year period, the Emmis Entities shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer’s expense, to segregate and remove such books and records as the other party may select.

Section 11.7.     Entire Agreement; Amendments.  This Agreement, the Exhibits and Schedules referred to herein, the TBA
                  ----------------------------
and the other documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or intents between or among any of the parties hereto.  The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.

Section 11.8.     Interpretation.  Article titles and headings to sections herein are inserted for convenience of
                  --------------
reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  The
Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.9.     Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be
                  -------
extended, by the party or parties entitled to the benefit thereof.  The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 11.10.    Expenses.  Except as otherwise expressly provided herein or in the TBA, each of the Emmis Entities and
                  --------
Buyer will pay all of its own respective costs and expenses incident to its negotiation and preparation of this Agreement and the TBA and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

Section 11.11.    Partial Invalidity.   Wherever possible, each provision hereof shall be interpreted in such manner as to
                  ------------------
be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

Section 11.12.    Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which
                  -------------------------
shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the Emmis
Entities and Buyer.

Section 11.13.    Risk of Loss; Damage to Facilities.
                  ----------------------------------

(a)      Risk of Loss.  Subject to the TBA, the risk of loss or damage to the Purchased Assets shall be on the Emmis
         ------------
Entities prior to the Closing Date and thereafter shall be on Buyer.  Notwithstanding anything in this Agreement to the contrary, including, without limitation, Section 9.1, if any of the Purchased Assets is damaged or destroyed prior to the
                                         -----------
Closing Date (any such event being referred to as an “Event of Loss”) and such Event of Loss shall materially affect the operations of the Station, and repair or replacement cannot be accomplished by the scheduled Closing Date, but can be accomplished within sixty (60) days after that date, the Emmis Entities may postpone the Closing Date for that 60-day period in order to undertake such repair or replacement; if, however, the repair or replacement cannot be accomplished within that 60-day period, Buyer may elect by written notice to the Emmis Entities within twenty (20) days after Buyer has received notice that any Event of Loss has occurred:

(i)      to consummate the Closing on the scheduled Closing Date and accept all the Purchased Assets as is, in which event the Emmis Entities shall reduce the Purchase Price as necessary to reflect the full cost to repair or replace the property which is the subject of the Event of Loss (less amounts due to the assigning party for repairs or replacements of the property prior to the Closing); or

(ii)     to terminate this Agreement without liability on the part of the Emmis Entities or Buyer.

(iii)    If the Closing Date is postponed pursuant to this Section 11.13(a) beyond the time specified in Section
                                                           ----------------                              --------
                  10.1(a)(vii), the parties shall amend their application to the FCC to request an extension of the date
                  ------------
                  of Closing.

(b)      Failure of Broadcast Transmission.  The Emmis Entities shall give prompt written notice to Buyer if any of the
         ---------------------------------
following (a “Specified Event”) shall occur at the Station:  (i) the regular broadcast transmissions of the Station in the normal and usual manner is interrupted or discontinued or (ii)  the Station is operated at less than its licensed antenna height above average terrain or at less than seventy percent (70%) of its licensed effective radiated power.  If any Specified Event at the Station persists for more than seventy-two (72) hours (or, in the event of force majeure or utility failure affecting generally the markets served the Station, ninety-six (96) hours), whether or not consecutive, during any period of thirty (30) consecutive days, then Buyer may, at its option:  (x) terminate this Agreement by written notice given to the Emmis Entities not more than ten (10) days after the expiration of such thirty (30) day period, or (y) proceed in the manner set forth in Section 11.13(a).  Notwithstanding the foregoing, the number of hours
                                                  ----------------
during which the regular broadcast transmissions of the Station in the normal and usual manner are interrupted shall not be taken into account for purposes of this Section 11.13(b) provided such interruption is (i) in connection with the
                                           ----------------
Emmis Entities' replacement of the Station's broadcast antenna and such work (including, but not limited to, the scheduled time of its performance) and the number of hours of interruption have been previously approved in writing by
Buyer, which approval will not be unreasonably withheld, or (ii) in connection with the Antenna Landlord's activities on or relating to the tower on which the Station's broadcast antenna is located (including installation of a digital television antenna on such tower) and such activities do not violate the terms and provisions of the Antenna Lease.

Section 11.14.    Actions Pursuant to the TBA.  Notwithstanding anything contained herein to the contrary, the Emmis
                  ---------------------------
Entities shall not be deemed to have breached any of their representations, warranties, covenants or agreements contained herein or to have failed to satisfy any condition precedent to Buyer's obligation to perform under this Agreement (nor shall the Emmis Entities have any liability or responsibility to Buyer in respect of any such representations, warranties, covenants, agreements or conditions precedent), in each case to the extent that the inaccuracy of any such representation, the breach of any such warranty, covenant or agreement or the inability to satisfy any such condition precedent arises out of or otherwise relates to (i) any actions taken by or under the authorization of Buyer or its
Affiliates (or any of their respective officers, directors, employees, agents or representatives) in connection with
Buyer's performance of its obligations under the TBA or otherwise, or (ii) the failure of Buyer to perform any of its obligations under the TBA.  Buyer acknowledges and agrees that the Emmis Entities shall not be deemed responsible for or have authorized or consented to any action or failure to act on the part of Buyer or its Affiliates (or any of their respective officers, directors, employees, agents or representatives) in connection with the TBA solely by reason of the fact that prior to Closing, Emmis License shall have the legal right to control, manage, and supervise the operation of the Station and the conduct of the Business, except to the extent the Emmis Entities actually exercise any control, management or supervision of the operation of the Station or the conduct of the Business.

Section 11.15.    No Third Party Beneficiaries.  The Emmis Entities and Buyer do not intend by the execution, delivery or
                  ----------------------------
performance of this Agreement to confer a benefit upon any person or entity not a party to this Agreement.

Section 11.16.    Attorneys' Fees.  If either party initiates any litigation against the other party involving this
                  ---------------
Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

                                       [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                                                  SIGNATURE PAGE FOLLOWS]

385173v2
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                              EMMIS RADIO CORPORATION

                                                              By:  ________________________________
                                                              Name:  _____________________________
                                                              Title:  ______________________________

                                                              EMMIS RADIO LICENSE CORPORATION

                                                              By:  ________________________________
                                                              Name:  _____________________________
                                                              Title:  ______________________________

                                                              ENTERCOM COMMUNICATIONS CORP.

                                                              By:  ________________________________
                                                              Name:  _____________________________
                                                              Title: ______________________________

                                                              ENTERCOM DENVER, LLC

                                                              By:  ________________________________
                                                              Name:  _____________________________
                                                              Title: ______________________________

                                                              ENTERCOM DENVER LICENSE, LLC

                                                              By:  ________________________________
                                                              Name:  _____________________________
                                                              Title: ______________________________

385173v2
                                                        Exhibit A-1
                                                        -----------

                                       Opinion of the Emmis Entities' Legal Counsel

The opinion of the Emmis Entities' general counsel shall consist of a written opinion, dated as of the Closing Date, that:

1.       Emmis Radio is a corporation duly formed, validly existing and in good standing under the laws of the State of
         Indiana, and is in good standing and duly qualified to do business under the laws of the State of Colorado, with corporate power and authority to enter into the Documents and perform its obligations thereunder.

2.       Emmis License is a corporation duly formed, validly existing and in good standing under the laws of the State of
         California, with corporate power and authority to enter into the Documents and perform its obligations thereunder.

3.       The execution, delivery and performance of the Documents executed and delivered by each Emmis Entity pursuant to or in connection with the Asset Purchase Agreement have been duly authorized by all necessary corporate action
         (including any necessary shareholder approval) on the part of each Emmis Entity.

4.       Each of the Documents constitutes a legally valid and legally binding obligation of each of the Emmis Entities, enforceable against each Emmis Entity that is a party thereto in accordance with its terms.

5.       The execution and delivery by each Emmis Entity, and the consummation by each of the Emmis Entities of the transactions contemplated by the Asset Purchase Agreement on the date hereof do not:

         (i)      violate the provisions of the Governing Documents, or

         (ii)     result in the breach of or a default under any of the Documents.

The opinion may be made subject to customary qualifications and limitations, including references to applicable disclosure schedules to the Asset Purchase Agreement.

                                                        Exhibit A-2
                                                        -----------

                                   Opinion of the Emmis Entities' Communications Counsel

The opinion of the Emmis Entities' FCC counsel shall consist of a written opinion, dated as of the Closing Date, that:

1.       Emmis License holds the Station Licenses, which (A) are in full force and effect and constitute all of the licenses, permits and authorizations required by the FCC for operation of an FM radio station operating on 105.9 mHz and licensed to Denver, Colorado; (B) constitute all of the licenses and authorizations issued by the FCC to Emmis License for or in connection with the operation of the Station, and (C) except for such conditions as may appear on the face thereof, are not subject to any conditions outside the ordinary course.  The term “full force and effect” means only the following: (1) the orders issuing the Station Licenses have become effective under 47 C.F.R. § 1.102; (2) to our knowledge, all express FCC-imposed conditions precedent have been satisfied; (3) no stay of effectiveness has been issued; and (4) the Station Licenses have not expired by their own terms or been invalidated or modified by any subsequent FCC action.

2.       The FCC has issued its consent (the “FCC Consent”) to the assignment of the Station Licenses by Emmis License to
Buyer without the imposition of conditions outside the ordinary course.

3.       The FCC Consent constitutes all authorizations, approvals and consents required under the Communications Act to permit the assignment of the Station Licenses by Emmis License to Buyer.

4.       The FCC Consent is in effect, and has not been reversed, stayed, enjoined, set aside, annulled or suspended.

5.       Except as set forth in Schedule 3.9(a) of the Asset Purchase Agreement, there is no FCC or judicial order, judgment, decree, notice of apparent liability or order of forfeiture outstanding, and to counsel's knowledge, no action, suit, notice of apparent liability, order of forfeiture, investigation or other proceeding pending, by or before the FCC or any court of competent jurisdiction against, the Station or Emmis License that might result in a revocation, cancellation, suspension, non-renewal, notice of apparent liability, short-term renewal or materially adverse modification of the FCC Consent or the Station Licenses, except FCC proceedings generally affecting the radio industry, to which neither Emmis License nor its affiliates are a party.

The opinion may be made subject to customary qualifications and limitations, including references to applicable disclosure schedules to the Asset Purchase Agreement.

                                                        Exhibit B-1
                                                        -----------

                                             Opinion of Buyer’s Legal Counsel

1.       Entercom is a corporation duly organized, is validly existing and in good standing under the laws of the
Commonwealth of Pennsylvania, with corporate power and authority to enter into the Documents and to perform its obligations thereunder.

2.       Entercom Denver is a limited liability company duly organized, is validly existing and in good standing under the laws of the State of Delaware, is qualified to do business under the laws of the State of Colorado, with limited liability company power and authority to enter into the Documents and to perform its obligations thereunder.

3.       Entercom Denver License is a limited liability company duly organized, is validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to enter into the Documents and to perform its obligations thereunder.

4.       The execution, delivery and performance of the Documents executed and delivered by Entercom, Entercom Denver and
Entercom Denver License pursuant to or in connection with the Asset Purchase Agreement have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of Entercom, Entercom Denver and
Entercom Denver License, respectively.

5.       Each of the Documents constitutes a legally valid and legally binding obligation of Entercom, Entercom Denver and
Entercom Denver License, enforceable against each of Entercom, Entercom Denver and Entercom Denver License that is a party thereto in accordance with its terms.

6.       The execution, delivery and performance by Entercom, Entercom Denver, LLC and Entercom Denver License, LLC of
their obligations under the Agreement do not:

         (i)      violate any provision of the Governing Documents, or

         (ii)     result in a breach of or a default under any of the Documents.

 The opinion may be made subject to customary qualifications and limitations, including references to applicable disclosure schedules to the Asset Purchase Agreement.